PROSPECTUS SUPPLEMENT (To the prospectus dated December 8, 2017)	Filed Pursuant to Rule 424(b)2 Registration No. 333-221965

$1,000,000,000

CIT Group Inc.

$500,000,000 4.125% SENIOR UNSECURED NOTES DUE 2021
$500,000,000 5.250% SENIOR UNSECURED NOTES DUE 2025

Interest payable on March 9 and September 9

The 4.125% senior unsecured notes due 2021 (the “2021 notes”) will mature on March 9, 2021, and the 5.250% senior unsecured notes due 2025 (the “2025 notes” and, together with the 2021 notes, the “notes”) will mature on March 7, 2025. We may redeem some or all of the notes of each series at any time or from time to time at the redemption prices described in this prospectus supplement. If a Change of Control Triggering Event (as defined herein) occurs, we will be required to offer to purchase the notes from holders at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date. The notes will be general senior unsecured obligations and rank equally with our other senior unsecured indebtedness, including all of our other senior unsecured notes and the Revolving Credit Facility (as defined herein).

Investing in the notes involves risks. For a discussion of certain factors that should be considered, see “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to Company Before Expenses(1)
Per 2021 Note(1)	100.000%	0.750%	99.250%
Total for 2021 Notes	$500,000,000	$3,750,000	$496,250,000
Per 2025 Note(1)	100.000%	0.875%	99.125%
Total for 2025 Notes	$500,000,000	$4,375,000	$495,625,000

(1)	Plus accrued interest from March 9, 2018, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, on or about March 9, 2018.

Joint Book-Running Managers

BofA Merrill Lynch	Barclays	Credit Suisse	Deutsche Bank Securities

Co-Managers

CIT Capital Securities	Citigroup	Credit Agricole CIB	J.P. Morgan	Morgan Stanley

March 6, 2018

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any applicable pricing supplement or documents to which we otherwise refer you in this prospectus supplement, the prospectus or any applicable pricing supplement. We and the underwriters have not authorized anyone else to provide you with different or additional information. We are not making an offer of these notes in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the prospectus or any applicable pricing supplement, or any document referred to therein is accurate as of any date other than the date on the front of that document.

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENT

Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus or any pricing supplement, the terms “we,” “our,” “us,” “the Company,” “CIT,” “CIT Group,” and “CIT Group Inc.” refer only to CIT Group Inc. and not to any of its subsidiaries. References in this prospectus supplement to “U.S. dollars” or “U.S. $” or “$” are to the currency of the United States of America.

This prospectus supplement sets forth certain terms of the notes that we may offer. It supplements the description of the notes contained in the prospectus under the caption “Description of Debt Securities.” If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will control and you should not rely on the information in the prospectus to that extent.

We will provide a pricing supplement to this prospectus supplement. Any such pricing supplement may add, update, or change information in this prospectus supplement or the prospectus. Information in any such pricing supplement will replace any inconsistent information in this prospectus supplement or the prospectus.

You should not consider any information in this prospectus supplement, the prospectus, or any applicable pricing supplement to be investment, legal, or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial, and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.

The distribution of this prospectus supplement, the prospectus, or any applicable pricing supplement and the offer, sale, and delivery of the notes may be restricted by law in some jurisdictions. If you receive this prospectus supplement, the prospectus, or any applicable pricing supplement, you must inform yourself about, and observe, any such restrictions. This prospectus supplement, the prospectus, or any applicable pricing supplement is not an offer to sell the notes and we are not soliciting an offer to buy the notes in any state where the offer or sale is not permitted.

Offers and sales of the notes are subject to restrictions including in relation to the United Kingdom, the European Economic Area, Switzerland, the Dubai International Finance Center, Canada, Hong Kong, Japan, and Singapore, details of which are set out in “Underwriting—Notice to Prospective Investors” in this prospectus supplement. The distribution of the prospectus, this prospectus supplement, and any applicable pricing supplement and the offer, sale, and delivery of the notes in other jurisdictions may be restricted by law. Persons who come into possession of the prospectus, this prospectus supplement, and any applicable pricing supplement must inform themselves about and observe any applicable restrictions.

You should read and consider all information contained or incorporated by reference in this prospectus supplement, the prospectus, and the pricing supplement before making your investment decision.

S-i

NON-GAAP FINANCIAL MEASURES

This prospectus supplement contains or incorporates by reference certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Non-GAAP financial measures are meant to provide additional information and insight regarding operating results and financial position of the business and in certain cases to provide financial information that is presented to rating agencies and other users of financial information. These measures are not in accordance with GAAP or a substitute for GAAP measures and may be different from or inconsistent with non-GAAP financial measures used by other companies.

Net finance revenues and average earning assets, as presented in this prospectus supplement, are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of our liquidity. See the “Non-GAAP Financial Measurements” section of our Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 23, 2018 (the “2017 10-K”), incorporated herein by reference, for a reconciliation of non-GAAP to GAAP financial information.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find information about us by visiting our website at www.cit.com. We have included our website address as an inactive textual reference only. Information on our website is not incorporated by reference into and does not form a part of this prospectus supplement.

The SEC allows us to incorporate by reference into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, except that information that is filed later with the SEC will automatically update and supersede previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until we complete our offerings of the securities:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 23, 2018;

•	our Proxy Statement on Form DEF 14A for the 2017 Annual Meeting of Stockholders, filed on March 30, 2017;

•	our Current Reports on Form 8-K filed with the SEC on January 22, 2018, February 2, 2018, February 21, 2018, and February 23, 2018.

You may request a copy of these filings at no cost from our Investor Relations Department, 1 CIT Drive, Livingston, New Jersey 07039, toll-free telephone 1-866-54-CITIR (1-866-542-4847), or you may obtain them from our website www.ir.cit.com. Information on our website or that can be accessed through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

S-iii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and other written reports and oral statements made from time to time by the Company may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “forecast,” “intend,” “plan,” “potential,” “project,” “target,” and similar expressions are generally intended to identify forward-looking statements. Any forward-looking statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are subject to known and unknown risks, uncertainties, and contingencies. Forward-looking statements are included, for example, in the discussions about:

•

our liquidity risk and capital management, including our capital plan, leverage, capital ratios, and credit ratings, our liquidity plan, and our plans and the potential transactions designed to enhance our liquidity and capital, to repay secured and unsecured debt, to issue qualifying capital instruments, including Tier 1 qualifying preferred stock, and for a return of capital,

•

our plans to change our funding mix, to access new sources of funding, and to broaden our use of deposit taking capabilities, including increasing our level of commercial deposits and expanding our treasury management services,

•

our pending or potential acquisition and disposition plans, and the integration and restructuring risks inherent in such acquisitions, including our proposed sale of our Financial Freedom reverse mortgage servicing business and reverse mortgage loan portfolio, our Business Air loan portfolio, and Nacco, our European railcar leasing business,

•	our credit risk management and credit quality,

•	our asset/liability risk management,

•	our funding, borrowing costs, and net finance revenue,

•	our operational risks, including risk of operational errors, failure of operational controls, success of systems enhancements, and expansion of risk management and control functions,

•	our mix of portfolio asset classes, including changes resulting from growth initiatives, new business initiatives, new products, acquisitions and divestitures, new business, and customer retention,

•	our legal risks, including the enforceability of our agreements, the impact of legal proceedings, and the impact of changes in laws and regulations,

•	our growth rates, and

•	our commitments to extend credit or purchase equipment.

All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements expressed or implied in these statements. Forward-looking statements are based upon management’s estimates of fair values and of future costs, using currently available information. Factors, in addition to those disclosed under the caption “Risk Factors” beginning on page S-5 and under the caption “Risk Factors” in our 2017 10-K that could cause such differences include, but are not limited to:

•	risks inherent in deposit funding, including reducing reliance on brokered deposits, increasing commercial deposits and savings accounts, and expanding treasury management services,

•	risks inherent in capital markets, including liquidity, changes in market interest rates and quality spreads, and our access to secured and unsecured debt and asset-backed securitization markets,

•

risks inherent in a return of capital, including risks related to obtaining regulatory approval, the nature and allocation among different methods of returning capital, and the amount and timing of any capital return,

S-iv

•	risks of actual or perceived economic slowdown, downturn, or recession, including slowdown in customer demand for credit or increases in non-accrual loans or default rates,

•	industry cycles and trends, including in oil and gas, power and energy, telecommunications, information technology, and commercial and residential real estate,

•	uncertainties associated with risk management, including evaluating credit, adequacy of reserves for credit losses, prepayment risk, asset/liability risk, and interest rate and currency risks,

•

risks of implementing new processes, procedures, and systems, including those required to strengthen internal controls, improve data quality and reliability, or comply with the additional laws and regulations applicable to systemically important financial institutions, such as the Comprehensive Capital Analysis and Review (“CCAR”) process, enhanced prudential standards, and Basel III,

•

risks associated with the value and recoverability of leased equipment and related lease residual values, including railcars, telecommunications towers, technology and office equipment, information technology equipment, including data centers, and large and small industrial, medical, and transportation equipment,

•	risks of failing to achieve the projected revenue growth from new business initiatives or the projected expense reductions from efficiency improvements,

•	application of goodwill accounting or fair value accounting in volatile markets,

•

regulatory changes and developments, including changes in laws or regulations governing our business and operations, or affecting our assets, including our operating lease equipment or changes in the regulatory environment, whether due to events or factors specific to CIT, or other large multi-national or regional banks, or the industry in general,

•

risks associated with dispositions of businesses or asset portfolios, including how to replace the income associated with such businesses or asset portfolios and the risk of residual liabilities from such businesses or portfolios, and

•	risks associated with acquisitions of businesses or asset portfolios, including integrating and reducing duplication in personnel, policies, internal controls, and systems.

Any or all of our forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein may turn out to be wrong, and there are no guarantees about our performance. We do not assume the obligation to update any forward-looking statement for any reason.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary does not contain all the information that may be important to you and is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in their entirety, particularly the “Risk Factors” sections of this prospectus supplement and our 2017 10-K, before making an investment decision.

The Company

CIT Group Inc., together with its subsidiaries, is a bank holding company (“BHC”) and a financial holding company (“FHC”) with $44.8 billion of earning assets at December 31, 2017. CIT was formed in 1908 and provides financing, leasing and advisory services principally to middle-market companies and small businesses in a wide variety of industries, primarily in North America. CIT also provides banking and related services to commercial and individual customers through our banking subsidiary, CIT Bank, N.A. (“CIT Bank”), which includes 70 branches located in Southern California and its online bank, bankoncit.com.

CIT is regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the Federal Reserve Bank of New York (“FRBNY”) under the U.S. Bank Holding Company Act of 1956, as amended. CIT Bank is regulated by the Office of the Comptroller of the Currency of the U.S. Department of the Treasury (“OCC”).

Our principal executive offices are located at 11 West 42nd Street, New York, New York and our telephone number is (212) 461-5200.

Recent Developments

On January 22, 2018, we issued a press release, which was filed as an exhibit to a Current Report on Form 8-K filed with the SEC on January 22, 2018 and incorporated herein by reference, announcing that the Board of Directors of the Company declared a quarterly cash dividend in the amount of $0.16 per common share, payable on February 23, 2018 to common shareholders of record on February 9, 2018.

On March 6, 2018, we launched an offering of $400,000,000 aggregate principal amount of 6.125% subordinated notes due 2028 (the “Subordinated Notes Offering”). The Subordinated Notes Offering is being made under a separate prospectus supplement. The proceeds of the Subordinated Notes Offering will be used for general corporate purposes, including returning capital to our shareholders. The Subordinated Notes Offering is expected to close on March 9, 2018, subject to customary closing conditions. The completion of this offering and the Subordinated Notes Offering are not conditioned upon one another. All of the underwriters for this offering are also acting as underwriters for the Subordinated Notes Offering.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of Notes.” As used in this “The Offering” section, the terms “CIT Group Inc.,” “CIT,” the “Company,” “we,” “our,” “us,” and other similar references refer only to CIT Group Inc. and not to any of its subsidiaries.

Issuer	CIT Group Inc. (“CIT”)
Notes Offered	$500,000,000 aggregate principal amount of 4.125% senior unsecured notes due March 9, 2021 (the “2021 Notes”).
$500,000,000 aggregate principal amount of 5.250% senior unsecured notes due March 7, 2025 (the “2025 Notes,” and together with the 2021 Notes, the “Notes”).
Maturity Date	2021 Notes: March 9, 2021.
2025 Notes: March 7, 2025.
Interest

Interest on the 2021 Notes will accrue at a rate of 4.125% per annum, and interest on the 2025 Notes will accrue at a rate of 5.250% per annum. Interest on the Notes will be payable semi-annually in cash in arrears on March 9 and September 9 of each year, commencing September 9, 2018.

Ranking

The Notes will rank equally in right of payment with all existing and future unsubordinated unsecured indebtedness of CIT, including all of CIT’s other senior unsecured notes and the Revolving Credit Facility, and will be senior in right of payment to any future indebtedness of CIT that by its terms is expressly subordinated to the Notes, including the subordinated notes to be issued in the Subordinated Notes Offering.

The Notes will be effectively subordinated to any secured indebtedness of CIT to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, including guarantees of the Revolving Credit Facility by certain of our subsidiaries. The Notes will not be guaranteed by any of our subsidiaries or any third party. See “Risk Factors—Risks Relating to the Notes—The Notes are the unsecured obligations of CIT and not obligations of our subsidiaries and will be effectively subordinated to the claims of our subsidiaries’ creditors. Structural subordination increases the risk that we will be unable to meet our obligations on the Notes when they mature.”

Optional Redemption	We may redeem the Notes at our option, at any time in whole or from time to time in part.

If the 2021 Notes are redeemed prior to February 9, 2021 or the 2025 Notes are redeemed prior to December 7, 2024 (each such date, the “Par Call Date”), the redemption price for the Notes to be redeemed on any redemption date will be equal to the greater of: (1) the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date; or (2) the sum of the present values of the principal amount of the Notes to be redeemed, together with the scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date (assuming such Notes matured on the applicable Par Call Date), discounted to the redemption date on a semi-annual basis, at the Treasury Yield (as defined in the “Description of Notes—Optional Redemption”), plus 50 basis points with respect to the 2021 Notes and 50 basis points with respect to the 2025 Notes, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the redemption date.

If the Notes are redeemed on or after the applicable Par Call Date, the redemption price for such Notes will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

Sinking Fund	None.
Change of Control Triggering Event

If we experience certain kinds of changes of control and certain ratings changes occur within a specified period after such change of control, we must offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest. For more details, see “Description of Notes—Purchase at the Option of Holders Upon Change of Control Triggering Event.”

Certain Covenants	The supplemental indenture contains a covenant that requires CIT to file reports with the Securities and Exchange Commission. The indenture contains covenants that limit CIT’s ability to:
	•	create liens; and
	•	merge or consolidate, or sell, transfer, lease, or dispose of all or substantially all of its assets.

These covenants are subject to a number of important exceptions, qualifications and limitations. See “Description of Notes—Reporting Covenant” in this prospectus supplement and “Description of Debt Securities—Certain Covenants Applicable to Our Debt Securities” and “Description of Debt Securities—Certain Covenants Applicable to Our Senior Debt Securities” in the accompanying prospectus.

Use of Proceeds

We intend to use the net proceeds from this offering to (x) redeem $500 million aggregate principal amount of the 3.875% Senior Unsecured Notes due February 2019 at a make-whole redemption price that is currently estimated to be 101.306% of the principal amount, plus interest accrued to, but excluding, the date of redemption, and to pay related expenses and (y) redeem the remaining $383 million aggregate principal amount of the 5.500% Senior Unsecured Notes due February 2019 at a make-whole redemption price that is currently estimated to be 102.537% of the principal amount, plus interest accrued to, but excluding, the date of redemption, and to pay related expenses. Any remaining proceeds will be used for general corporate purposes.

Risk Factors

Potential investors in the Notes should carefully consider the matters set forth herein under the caption “Risk Factors” beginning on page S-5 and under the caption “Risk Factors” in our 2017 10-K, which is incorporated herein by reference, prior to making an investment decision with respect to the Notes.

Summary Historical Financial Data

The following tables set forth our summary historical financial data. All prior period comparisons therein were conformed to the current period presentation reflected therein.

($ in millions)	Fiscal Years Ended December 31,
	2017	2016	2015	2014	2013
Statement of Operations Data:
Total interest income	$1,835.6	$1,911.5	$1,445.2	$1,155.6	$1,190.4

Interest expense
Interest on borrowings	(344.4)	(358.4)	(401.3)	(484.1)	(571.4)
Interest on deposits	(373.3)	(394.8)	(330.1)	(231.0)	(179.8)

Total interest expense	(717.7)	(753.2)	(731.4)	(715.1)	(751.2)

Provision for credit losses	(114.6)	(194.7)	(158.6)	(104.4)	(75.3)

Non-interest income
Rental income on operating leases	1,007.4	1,031.6	1,018.1	949.6	845.4
Other non-interest income	364.2	150.6	149.6	263.9	337.6

Total non-interest income	1,371.6	1,182.2	1,167.7	1,213.5	1,183.0
Non-interest expenses
Depreciation on operating lease equipment	(296.3)	(261.1)	(229.2)	(229.8)	(208.7)
Maintenance and other operating lease equipment expense	(222.9)	(213.6)	(185.1)	(171.7)	(132.5)
Operating expenses	(1,188.5)	(1,283.5)	(1,121.1)	(900.1)	(911.0)
Loss on debt extinguishments and deposit redemption	(220.0)	(12.5)	(1.5)	(3.5)	—
Goodwill impairment	(255.6)	(354.2)	—	—	—

Total other non-interest expenses	(2,183.3)	(2,124.9)	(1,536.9)	(1,305.1)	(1,252.2)

Income (loss) from continuing operations before income taxes	191.6	20.9	186.0	244.5	294.7
(Provision) benefit for income taxes	67.8	(203.5)	538.0	432.4	(50.4)

Income (loss) from continuing operations before attribution of non-controlling interests	259.4	(182.6)	724.0	676.9	238.4
Income (loss) from discontinued operations net of taxes	90.2	(665.4)	310.0	443.4	437.3
Gain on Sale of discontinued operations, net of taxes	118.6	—	—	—	—
Net income (loss)	$468.2	$(848.0)	$1,034.1	$1,119.1	$675.7

($ in millions)	Fiscal Years Ended December 31,
	2017	2016	2015	2014	2013
Select Period Data:
Net finance revenue	$1,606.1	$1,715.2	$1,317.6	$988.6	$943.3
Average earning assets (AEA)	$46,852.1	$47,664.2	$38,019.8	$29,959.3	$27,991.1
Net financing revenue / AEA (%)	3.43%	3.60%	3.47%	3.30%	3.37%
Balance Sheet Data (at period end)
Total cash and interest bearing deposits	$1,718.7	$6,430.6	$7,652.4	$6,155.2	$5,369.0
Investment securities	6,469.9	4,491.1	2,953.7	1,550.3	2,630.2
Loans	29,113.9	29,535.9	30,518.7	18,260.6	17,745.3
Allowance for loan losses	(431.1)	(432.6)	(347.0)	(334.2)	(339.1)
Total loans, net of allowance for loan losses	28,682.8	29,103.3	30,171.7	17,926.4	17,406.2
Operating lease equipment, net	6,738.9	7,486.1	6,851.7	5,980.9	4,765.7
Bank owned life insurance	788.6	—	—	—	—
Goodwill	369.9	685.4	1,063.2	432.3	233.7
Assets of discontinued operations	501.3	13,220.7	13,059.6	12,493.7	14,742.1
Total assets	49,278.7	64,170.2	67,391.9	47,755.5	46,996.8
Deposits	29,569.3	32,304.3	32,761.4	15,838.7	12,523.3
Borrowings	8,974.4	14,935.5	16,350.3	15,969.7	16,036.5
Liabilities of discontinued operations	509.3	3,737.7	4,302.0	3,818.1	6,993.7
Total liabilities	41,958.7	54,167.1	56,446.7	38,702.9	38,146.7
Total equity and non-controlling interests	7,320.0	10,003.1	10,945.2	9,052.6	8,850.0
Other Financial Data (at period end)(1):
Tier I capital ratio (fully phased-in)	15.1%	13.8%	12.6%	14.5%	16.7%
Total capital ratio (fully phased-in)	16.2%	14.6%	13.2%	15.1%	17.4%

(1)	Capital ratios for 2014, 2013 and 2012 are based on Basel I requirements. 2017, 2016 and 2015 are based on Basel III requirements.

RISK FACTORS

The operation of our business and the continued economic uncertainty in the U.S. and other regions of the world involve various elements of risk and uncertainty. Before making a decision whether to invest in the Notes, you should carefully consider the risks and uncertainties described below, as well as the risks described under the caption “Risk Factors” in the accompanying prospectus and risks described under the caption “Risk Factors” in our 2017 10-K, which is incorporated herein by reference. Additional risks that are presently unknown to us or that we currently deem immaterial may also impact our business.

Risks Relating to the Notes

We have a substantial amount of indebtedness which could adversely affect our financial position and prevent us from fulfilling our obligations under the Notes.

As of December 31, 2017, we had total debt of approximately $9.0 billion, excluding deposits. We may also incur significant additional indebtedness in the future. Our substantial indebtedness may:

•	make it difficult for us to satisfy our financial obligations, including making scheduled principal and interest payments on the Notes and our other indebtedness;

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, or other general business purposes;

•	limit our ability to use our cash flow or obtain additional financing for future working capital, capital expenditures, acquisitions, or other general business purposes;

•	require us to use a substantial portion of our cash flow from operations to make debt service payments;

•	limit our flexibility to plan for, or react to, changes in our business and industry;

•	place us at a competitive disadvantage compared to less leveraged competitors; and

•	increase our vulnerability to the impact of adverse economic and industry conditions.

We may not be able to generate sufficient cash to service our debt obligations, including our obligations under the Notes.

Our ability to make payments on and to refinance our indebtedness, including the Notes, will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be unable to provide new loans or other products or to fund our obligations to existing customers and otherwise implement our business plans, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the Notes. As a result, we may be unable to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions of assets or to obtain the proceeds that we could otherwise realize from them and proceeds received may not be adequate to meet any debt service obligations then due.

The Notes are the unsecured obligations of CIT and not obligations of our subsidiaries and will be effectively subordinated to the claims of our subsidiaries’ creditors. Structural subordination increases the risk that we will be unable to meet our obligations on the Notes when they mature.

The Notes are exclusively the obligations of CIT and are not obligations of our subsidiaries. We conduct a substantial portion of our business through our subsidiaries. As a result, our cash flow and ability to service our debt, including the Notes, depends upon the earnings of our subsidiaries and the distribution to us of earnings, loans, or other payments from our subsidiaries.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries will not guarantee the Notes and are under no obligation to pay any amounts due on the Notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans, or other payments. Payments to us from our subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations and may be subject to legal and contractual restrictions.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including senior and subordinated debt holders and bank and trade creditors. The indenture governing the Notes does not limit the amount of additional indebtedness that our subsidiaries may incur and permits these subsidiaries to incur secured debt without restriction. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

The Notes will rank equally in right of payment with all existing and future unsubordinated unsecured indebtedness of CIT, including all of our other senior unsecured notes and the Revolving Credit Facility, and will be senior in right of payment to any future indebtedness of CIT that by its terms is expressly subordinated to the Notes, including the subordinated notes to be issued in the Subordinated Notes Offering. The Notes will be effectively subordinated to any secured indebtedness of CIT, to the extent of the value of the assets securing such indebtedness. The Notes will not be guaranteed by any of our subsidiaries or any third party. The Notes will therefore be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, including guarantees of the Revolving Credit Facility, which provides for aggregate borrowings of up to $500 million, by certain subsidiaries of the Company. As of December 31, 2017, letters of credit of approximately $55 million, and no borrowings, were outstanding under the Revolving Credit Facility.

The Notes will be subject to the prior claims of any future secured creditors.

The Notes are unsecured obligations, ranking effectively junior to any secured indebtedness we may incur in the future. The indenture governing the Notes does not limit the amount of additional debt that we may incur and permits us to incur secured debt under specified circumstances. If we incur secured indebtedness, our assets securing any such indebtedness will be subject to prior claims by our secured creditors. In the event of our bankruptcy, insolvency, liquidation, reorganization, dissolution, or other winding up, or upon any acceleration of the Notes, our assets that secure other indebtedness will be available to pay obligations on the Notes only after all such other debt secured by those assets has been repaid in full. Any remaining assets will be available to you ratably with all of our other unsecured and unsubordinated creditors, including trade creditors. If there are not sufficient assets remaining to pay all these creditors, then all or a portion of the Notes then outstanding would remain unpaid.

The Indenture for the Notes may not provide protection against events or developments that may affect our ability to repay the Notes or the trading prices for the Notes.

The Indenture governing the Notes contains a covenant limiting the ability of CIT to incur liens on its assets to secure indebtedness without equally and ratably securing the Notes. This limitation is subject to a number of important exceptions.

The Indenture governing the Notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow, or liquidity and, accordingly, does not protect holders of the Notes in the event that we experience material adverse changes in our financial condition or results of operations;

•	limit the ability of CIT and its subsidiaries to incur indebtedness;

•	limit the ability of any subsidiaries of CIT from incurring liens;

•	restrict our ability to pay dividends, prepay indebtedness ranking junior to the Notes or make investments; or

•

restrict our ability to engage in any acquisition or other transaction, other than our ability to merge or consolidate with, or sell all or substantially all of our assets to, another person without the surviving or transferring person (if other than CIT) assuming the obligations under the Notes.

For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the Notes. In addition, we are subject to periodic review by independent credit rating agencies. An increase in the level of our outstanding indebtedness, or other events that could have an adverse impact on our business, properties, financial condition, results of operations, or prospects, may cause the rating agencies to downgrade our credit ratings generally, and the ratings on the Notes, which could adversely impact the trading prices for, or the liquidity of, the Notes. Any such downgrade could also adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in future debt agreements.

General market conditions and unpredictable factors could adversely affect market prices for the Notes.

There can be no assurance about the market prices for the Notes. Several factors, many of which are beyond our control, will influence the market value of the Notes. Factors that might influence the market value of the Notes include, but are not limited to:

•	our creditworthiness, financial condition, performance, and prospects;

•	whether the ratings on the Notes provided by any ratings agency have changed;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory, or judicial events that affect us or the financial markets generally (including the occurrence of market disruption events).

If you purchase Notes, whether in this offering or in the secondary market, the Notes may subsequently trade at a discount to the price that you paid for them.

We may not be able to repurchase the Notes upon a Change of Control Triggering Event.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest, if either (i) the Notes were rated investment grade by Moody’s or S&P and are downgraded below investment grade by the rating agency that was rating the Notes investment grade within a period after such change of control or (ii) the Notes were rated below investment grade by Moody’s or S&P and are downgraded below the rating of the Notes by such rating agency prior to such change of control within a period after such change of control; provided, that if Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes available, we shall use commercially reasonable efforts to appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement and such replacement rating agency shall be substituted for either Moody’s or S&P, as applicable, in clauses (i) and (ii) above (a “Change of Control Triggering Event”). The source of funds for any such purchase of the Notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Notes upon a Change of Control Triggering Event because we may not have sufficient financial resources to purchase all of the Notes that are tendered upon a Change of Control Triggering Event. Accordingly, we may not be able to satisfy our obligations to purchase the Notes, unless we are able to refinance. Our failure to repurchase the Notes as required upon a Change of Control Triggering Event would cause a default under the Indenture and (if the maturity of the Notes is accelerated under the Indenture as a result of such default at a time when the aggregate principal amount of the Notes exceeds $250,000,000) could result in a cross-default under the instruments governing our existing Revolving Credit Facility and the indenture governing our 5.500% Senior Unsecured Notes due February 2019 and it may cause a cross-default under instruments governing our other borrowings. Further, our existing Revolving Credit Facility also provides that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Notes.

The Notes constitute a new issue of securities for which there is no established public market. Each of the underwriters has advised us that it intends to make a market in the Notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the Notes will develop or, if developed, that it will continue. Historically, the market for non-investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes.

We cannot assure you that the market, if any, for the Notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your Notes. In addition, subsequent to their initial issuance, the Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar debt securities, our performance, and other factors.

USE OF PROCEEDS

We anticipate receiving approximately $991.6 million in net proceeds from the sale of the Notes, after the underwriters’ discount and estimated fees and expenses. We intend to use the net proceeds from this offering to (x) redeem $500 million aggregate principal amount of the 3.875% Senior Unsecured Notes due February 2019 at a make-whole redemption price that is currently estimated to be 101.306% of the principal amount, plus interest accrued to, but excluding, the date of redemption, and to pay related expenses and (y) redeem the remaining $383 million aggregate principal amount of the 5.500% Senior Unsecured Notes due February 2019 at a make-whole redemption price that is currently estimated to be 102.537% of the principal amount, plus interest accrued to, but excluding, the date of redemption, and to pay related expenses. Any remaining proceeds will be used for general corporate purposes.

Certain of the underwriters and/or their affiliates may hold positions in the 3.875% Senior Unsecured Notes due February 2019 and/or the 5.500% Senior Unsecured Notes due February 2019, which are being redeemed with the proceeds of this offering, and therefore may receive a portion of such proceeds upon such redemption.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of December 31, 2017, and on an as adjusted basis to give effect, as of such date, to (i) the issuance of the Notes offered by this prospectus supplement, (ii) the assumed application of the net proceeds thereof, to pay the redemption price for certain notes (not including accrued interest on the notes to be redeemed) as described under the caption “Use of Proceeds,” and (iii) the Subordinated Notes Offering. No other adjustments have been made to reflect normal course operations by us, repayment or issuance of other indebtedness or other developments with our business, after December 31, 2017, and thus the as adjusted information provided below is not indicative of our actual cash position or capitalization at any date. The information presented in the table below should be read in conjunction with the consolidated historical financial statements and notes thereto that are included in our 2017 10-K, which is incorporated by reference into this prospectus supplement.

	December 31, 2017
	Actual	As Adjusted
	($ in millions)
Cash and deposits(1)	$1,718.7	$2,207.0

Secured Borrowings(2)
Structured financings	$1,541.4	$1,541.4
Federal Home Loan Bank Advances	3,695.5	3,695.5
Revolving Credit Facility(3)	—	—
Senior Unsecured Notes(4)	3,737.5	2,855.8
4.125% Notes due 2021 offered hereby(5)	—	500.0
5.250% Notes due 2025 offered hereby(5)	—	500.0
6.125% Subordinated Notes due 2028(5)(6)	—	400.0
Other debt	—	—

Total Long-Term Borrowings	8,974.4	9,492.7
Series A Non-Cumulative Perpetual Preferred Stock	325.0	325.0
Total Common Stockholders’ Equity	6,995.0	6,995.0

Total Capitalization	$16,294.4	$16,812.7

(1)	Comprised of cash and $1,440.1 million of interest bearing deposits.

(2)	See Note 10 (Borrowings) of the notes to our consolidated financial statements included in our 2017 10-K, incorporated by reference into this prospectus supplement.

(3)

Excludes approximately $55.0 million being utilized for issuance of letters of credit to customers as of December 31, 2017. Following the execution of Amendment No. 2 to the Revolving Credit Facility on February 16, 2018, the aggregate commitment under the Revolving Credit Facility is $500 million.

(4)	Consists of the following aggregate principal amount of Senior Unsecured Notes:

	December 31, 2017
	Actual	As Adjusted
	($ in millions)
5.500% Senior Unsecured Notes due February 2019	$383.0	$—
3.875% Senior Unsecured Notes due February 2019	1,000.0	500.0
5.375% Senior Unsecured Notes due May 2020	435.6	435.6
5.000% Senior Unsecured Notes due August 2022	1,150.0	1,150.0
5.000% Senior Unsecured Notes due August 2023	750.0	750.0
6.000% Senior Unsecured Notes due April 2036	51.4	51.4

Total Senior Unsecured Notes	$3,770.0	$2,887.0

(5)	Before giving effect to any debt issuance costs.

(6)

Consists of the aggregate principal amount of subordinated notes to be issued in the Subordinated Notes Offering, which is expected to close on March 9, 2018, subject to customary closing conditions. The Subordinated Notes Offering is being made under a separate prospectus supplement.

DESCRIPTION OF REVOLVING CREDIT FACILITY

On February 16, 2018, the Company and certain of its subsidiaries entered into an amendment of the existing Revolving Credit and Guaranty Agreement, among the Company, certain subsidiaries of the Company, as guarantors, the lenders party thereto from time to time and Bank of America, N.A. as administrative agent and letter of credit issuer (the “Revolving Credit Facility”). The Revolving Credit Facility was previously amended on February 27, 2017. The total commitment amount under the Revolving Credit Facility is $500 million, consisting of a $375 million revolving loan tranche and a separate $125 million revolving loan tranche that can also be utilized for issuance of letters of credit. The Revolving Credit Facility matures on February 29, 2020 in the case of all but one of the lenders. The non-extending lender’s commitments of approximately $42 million will terminate on January 25, 2019.

The Revolving Credit Facility accrues interest at a per annum rate of LIBOR, plus a margin of 1.75% to 2.75% (with no floor) or Base Rate, plus a margin of 0.75% to 1.75% (with no floor). As of December 31, 2017, based on the Company’s current debt rating, the applicable margin for LIBOR loans is 2.00% and the applicable margin for Base Rate loans is 1.00%. As of February 16, 2018 the amount available to draw upon was $445 million, with the remaining amount of approximately $55 million being utilized for issuance of letters of credit to customers.

The Revolving Credit Facility is guaranteed by five of the Company’s domestic operating subsidiaries (“Subsidiary Guarantors”). The Revolving Credit Facility is unsecured. The Revolving Credit Facility is subject to a minimum guarantor asset coverage ratio covenant (based on the book value of eligible assets of the Subsidiary Guarantors) of a ratio ranging from 1.0:1.0 to 1.5:1.0 (depending on the Company’s long-term senior unsecured, non-credit enhanced debt rating) of the sum of the aggregate commitments under the Revolving Credit Facility and the aggregate amount of indebtedness (except for subordinated intercompany indebtedness) of the Subsidiary Guarantors. As of December 31, 2017, the Company is in compliance with the guarantor asset coverage ratio required by the Revolving Credit Facility, which was 1.25:1.0 as of December 31, 2017. The Revolving Credit Facility is also subject to a 9.0% minimum Tier 1 capital covenant, tested quarterly, and limits the Company’s ability to create liens, make certain restricted payments (upon the occurrence and during the continuance of an Event of Default), merge, consolidate, or sell, transfer, lease, or dispose of all or substantially all of its assets or grant a negative pledge.

This summary is not complete and reference is made to the actual Revolving Credit Facility, which is an exhibit to our 2017 10-K.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions” or in the accompanying prospectus under the heading “Description of Debt Securities.” In this description, the word “CIT” refers only to CIT Group Inc. and not to any of its subsidiaries.

CIT will issue the Notes offered by this prospectus supplement pursuant to the indenture, dated as of March 15, 2012 (the “Base Indenture”), between CIT and Wilmington Trust, National Association, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent, as supplemented by a supplemental indenture, dated as of the Issue Date (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes will constitute a separate series of notes from any other series of debt securities that may be issued from time to time under the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder and the Base Indenture does not limit the aggregate principal amount of debt securities that may be issued generally thereunder.

The following description is a summary of the material provisions of the Indenture and the Notes. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes. Copies of the Indenture and the Notes are available as set forth in this prospectus supplement under the caption “Where You Can Find More Information.” Certain defined terms used in this description, but not defined below under the caption “—Certain Definitions” have the meanings assigned to them in the Indenture and the Notes.

The registered holder of a Note will be treated as the owner of such Note for all purposes. Only registered holders of Notes will have rights under the Indenture.

Brief Description of the Notes

The Notes will be:

•

equal in right of payment with all of CIT’s existing and future unsecured obligations that are not expressly subordinated to the Notes, including the other senior unsecured notes issued under the Base Indenture;

•	structurally subordinated to all existing and future indebtedness and other liabilities of CIT’s Subsidiaries, including guarantees of the Revolving Credit Facility by certain Subsidiaries;

•	effectively subordinated to all secured obligations of the Company, to the extent of the value of the assets securing such obligations; and

•	senior in right of payment to any future indebtedness of CIT that is expressly subordinated to the Notes, including the subordinated notes to be issued in the Subordinated Notes Offering.

The Notes will be unsecured and will not be guaranteed by any of our subsidiaries or any third party. Certain subsidiaries of the Company guarantee the Revolving Credit Facility, which provides for aggregate borrowings of up to $500 million. As of February 16, 2018, the amount available to draw upon from the Revolving Credit Facility was $445 million, with the remaining amount of approximately $55 million being utilized for issuance of letters of credit to customers.

Absence of FDIC Insurance and Guarantees

The Notes are not savings accounts or deposits with CIT Bank or any other Subsidiary of CIT, nor are they insured by the FDIC or by the United States or any agency or fund of the United States. In addition, the Notes are not obligations of, or guaranteed by, CIT Bank.

Principal, Maturity and Interest

In this offering, CIT will issue $500,000,000 aggregate principal amount of the 2021 Notes and $500,000,000 aggregate principal amount of the 2025 Notes.

From time to time after this offering, CIT may issue additional 2021 Notes in an unlimited aggregate principal amount under the Indenture, having identical terms and conditions as the 2021 Notes being issued in this offering, except for issue date, and, in certain cases, the issue price and the first interest payment date, either of which may differ from the respective terms of the previously issued 2021 Notes (the “Additional 2021 Notes”). The 2021 Notes offered by this prospectus supplement and any such Additional 2021 Notes that CIT subsequently issues under the Indenture would be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that, if any such Additional 2021 Notes subsequently issued are not fungible for U.S. federal income tax purposes or securities law purposes with any 2021 Notes previously issued, such Additional 2021 Notes shall trade separately from such previously issued 2021 Notes under a separate CUSIP number, but shall otherwise be treated as a single series with all other 2021 Notes issued under the Indenture.

From time to time after this offering, CIT may issue additional 2025 Notes in an unlimited aggregate principal amount under the Indenture, having identical terms and conditions as the 2025 Notes being issued in this offering, except for issue date, and, in certain cases, the issue price and the first interest payment date, either of which may differ from the respective terms of the previously issued 2025 Notes (the “Additional 2025 Notes”). The 2025 Notes offered by this prospectus supplement and any such Additional 2025 Notes that CIT subsequently issues under the Indenture would be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that, if any such Additional 2025 Notes subsequently issued are not fungible for U.S. federal income tax purposes or securities law purposes with any 2025 Notes previously issued, such Additional 2025 Notes shall trade separately from such previously issued 2025 Notes under a separate CUSIP number, but shall otherwise be treated as a single series with all other 2025 Notes issued under the Indenture.

CIT will issue Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The 2021 Notes will mature on March 9, 2021.

The 2025 Notes will mature on March 7, 2025.

Interest on the 2021 Notes will accrue at the rate of 4.125% per annum. Interest on the 2025 Notes will accrue at the rate of 5.250% per annum. Interest on the Notes will be payable semi-annually in arrears on March 9 and September 9, commencing on September 9, 2018. CIT will make each interest payment to the holders of record on the immediately preceding February 25 and August 25.

Interest on the Notes will accrue from the Issue Date or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. CIT will deposit the funds with the paying agent in connection with any principal, interest or redemption payment one business day prior to the applicable payment date.

Methods of Receiving Payments on the Notes

If a holder of Notes has given wire transfer instructions to CIT, CIT will pay all principal, interest, and premium, if any, on that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York, unless CIT elects to make interest payments by check mailed to the holders of the Notes at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

Deutsche Bank Trust Company Americas will initially act as paying agent and registrar. CIT may change the paying agent or registrar without prior notice to the holders of the Notes, and CIT or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the provisions of the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. CIT will not be required to transfer or exchange any Note selected for redemption. Also, CIT will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Optional Redemption

At any time and from time to time, CIT may redeem all or any part of the Notes, subject to notice as described below under “—Selection and Notice.”

If we elect to redeem Notes of any series before the applicable Par Call Date, we will pay a redemption price in cash equal to the greater of:

(1) 100% of the aggregate principal amount of the Notes redeemed, and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due after the related redemption date but for such redemption (exclusive of interest accrued to the redemption date) (assuming for this purpose that the Notes of such series matured on the applicable Par Call Date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points in the case of the 2021 Notes and 50 basis points in the case of the 2025 Notes;

plus, in either case, accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of such Notes on a relevant record date to receive interest due on a relevant interest payment date.

If we elect to redeem Notes of any series on or after the applicable Par Call Date, we will pay a redemption price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

“Par Call Date” means (i) with respect to the 2021 Notes, February 9, 2021 and (ii) with respect to the 2025 Notes, December 7, 2024.

In addition to CIT’s right to redeem Notes as set forth above, CIT may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise.

Unless CIT defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Notes shall be redeemed on a pro rata basis or in accordance with the Depositary’s customary procedures.

No Notes of $2,000 principal amount or less can be redeemed in part. Notice of redemption will be mailed by first class mail to each holder of Notes to be redeemed at its registered address at least 10 but not more than 60 days before the applicable redemption date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of any Note being redeemed in part upon surrender for cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the applicable redemption date, interest will cease to accrue on Notes or portions of Notes called for redemption, unless CIT defaults in the payment of the redemption price.

Mandatory Redemption

CIT is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Purchase at the Option of Holders Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, CIT will be obligated to make an offer to purchase (a “Change of Control Offer”) and each holder of Notes will have the right to require CIT to purchase all or any part (equal to $2,000 in principal amount or an integral multiple of $1,000 in principal amount in excess thereof) of that holder’s Notes on the terms set forth in the Indenture. In the Change of Control Offer, CIT will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of Notes purchased, plus accrued and unpaid interest, if any, on the Notes purchased to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at CIT’s option, prior to any Change of Control, but after the public announcement of the pending Change of Control and conditional upon a Change of Control Triggering Event occurring, CIT will mail, by first class mail, a notice to each holder of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as required by law, pursuant to the procedures required by the Indenture and described in such notice. The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the consummation of the Change of Control and upon a Change of Control Triggering Event occurring on or prior to the Change of Control payment date.

CIT will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable to the purchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, CIT will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control payment date, CIT will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control payment in respect of all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer; and

(3) deliver or cause to be delivered to the authenticating agent the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by CIT.

The paying agent will promptly mail to each holder of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer the Change of Control payment for such Notes, and the authenticating agent will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. CIT will publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control payment date.

The provisions described above that require CIT to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of the Indenture are applicable, except as provided in the legal defeasance and covenant defeasance provisions applicable to the Notes, which will include the ability to defease this provision. Except as described above with respect to a Change of Control Triggering Event, the Indenture does not contain provisions that require CIT to purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

CIT will not be required to make a Change of Control Offer upon a Change of Control Triggering Event, if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by CIT and purchases all Notes validly and properly tendered and not withdrawn under the Change of Control Offer, (2) CIT has given notice to redeem all Notes in accordance with the redemption provisions of the Indenture, as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control for which a definitive agreement is in place, CIT or a third party has made an offer to purchase (an “Alternate Offer”) any and all Notes validly and properly tendered at a cash price equal to or higher than the Change of Control Offer payment and has purchased all Notes validly and properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.

The definition of Change of Control includes a phrase relating to the sale, assignment, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of CIT and its Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require CIT to purchase its Notes as a result of a sale, assignment, lease, transfer, conveyance, or other disposition of less than all of the assets of CIT and its Subsidiaries, taken as a whole, to another Person or group may be uncertain.

An Event of Default will occur should CIT fail to make a Change of Control Offer within three days of the occurrence of a Change of Control Triggering Event. Amendment or waiver of the provisions described in this section will require consent of holders of a majority of the outstanding principal amount of Notes.

Reporting Covenant

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, CIT will furnish to the holders of Notes or cause the Trustee to furnish to the holders of Notes, within 30 days after CIT is (or would be) required to file the same with the SEC:

(1) all quarterly and annual reports that CIT is required to file, or would be required to file with the SEC on Forms 10-Q and 10-K, if CIT were required to file such reports; and

(2) all current reports that CIT is required to file, or would be required to file with the SEC on Form 8-K, if CIT were required to file such reports;

provided that any such above information or reports filed with the EDGAR system of the SEC (or any successor system) and available publicly on the Internet shall be deemed to be furnished to the holders of Notes.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each Annual Report on Form 10-K will include a report on CIT’s consolidated financial statements by CIT’s independent registered public accounting firm.

In addition, whether or not required by the SEC, CIT will file a copy of all of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations applicable to such reports for the status of the filer that CIT would otherwise be, if it were required to file reports with the SEC, subject to extension as set forth in Rule 12b-25(b)(ii) under the Exchange Act (or any successor provision) (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. CIT agrees that it will not take any action that would cause the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, CIT will post the reports specified in the preceding sentence on its publicly accessible website within the time periods that would apply, if CIT were required to file those reports with the SEC.

If, and so long as, all of the Capital Stock of CIT is beneficially owned, directly or indirectly, by a Person (the “Parent”) (i) whose corporate family and corporate credit ratings are Investment Grade Ratings and (ii) that files reports with the SEC under Section 13(a) or 15(d) of the Exchange Act, the requirements in the preceding three paragraphs shall be deemed satisfied by the filing by such Parent of the reports specified in the first paragraph within the time periods specified therein.

CIT shall have the ability to defease the covenant described in this section “Reporting Covenant” in accordance with the defeasance provisions described under the caption “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” in the accompanying prospectus.

Additional Provisions

The Indenture governing the Notes contains certain other provisions that apply to the Notes, including (i) covenants that limit CIT’s ability to create liens and merge or consolidate, or sell, transfer, lease, or dispose of all or substantially all of its assets; (ii) events of default; (iii) amendment, supplement, and waiver; (iv) legal defeasance and covenant defeasance; and (v) satisfaction and discharge. See “Description of Debt Securities—Certain Covenants Applicable to Our Debt Securities,” “—Certain Covenants Applicable to Our Senior Debt Securities,” “—Events of Default; Acceleration of Payment; Limitation on Suits,” “—Amendment, Supplement, and Waiver,” “—Legal Defeasance and Covenant Defeasance,” and “—Satisfaction and Discharge” in the accompanying prospectus.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of CIT, as such, will have any liability for any obligations of CIT under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

If the Trustee becomes a creditor of CIT, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, where an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder has offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Beneficial Owner” has the meaning assigned to such term in Rule l3d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interests in (however designated), equity of such Person, including preferred stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner of more than 50% of the total outstanding Voting Stock

(measured by voting power rather than the number of shares) of CIT, other than in any such transaction where:

(A) the Voting Stock of CIT outstanding immediately prior to such transaction is changed into or exchanged for Voting Stock of another Person (the “Permitted Parent”) constituting a majority of the outstanding Voting Stock (measured by voting power rather than the number of shares) of the Permitted Parent (immediately after giving effect to such issuance); and

(B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the Beneficial Owner of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the Permitted Parent; or

(2) CIT sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, other than any such transaction where:

(A) the Voting Stock of CIT outstanding immediately prior to such transaction is changed into or exchanged for Voting Stock of the transferee Person (the “Transferee”) constituting a majority of the outstanding shares of the outstanding Voting Stock (measured by voting power rather than the number of shares) of the Transferee (immediately after giving effect to such issuance); and

(B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is the Beneficial Owner of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the Transferee.

Following any transaction described in clause (1)(A), the Permitted Parent shall be substituted for CIT in this definition and the definition of “Trigger Period,” and following any transaction described in clause (2)(A), the Transferee shall be substituted for CIT in this definition and the definition of “Trigger Period.”

“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Ratings Downgrade Event.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes; provided, however, that if no maturity is within three months before or after the maturity date for such Notes, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (and its successors) or, if any such firm is not willing and able to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by CIT and reasonably acceptable to the Trustee.

“Investment Grade Rating” means a rating from Moody’s of Baa3 or higher (or its equivalent under any successor rating category of Moody’s) and a rating from S&P of BBB- or higher (or its equivalent under any successor rating category of S&P), in each case with a stable outlook, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by CIT under the circumstances permitting CIT to select a replacement agency and in the manner for selecting a replacement agency, in each case, as set forth in the definition of “Rating Agency.”

“Issue Date” means the date on which the Notes are first issued.

“Moody’s” means Moody’s Investors Service, Inc.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or government or other entity.

“Rating Agency” means each of Moody’s and S&P; provided, that if Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes available, CIT shall use commercially reasonable efforts to appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency and, following such appointment, such replacement rating agency shall be substituted in this definition for the rating agency that ceased to rate the Notes or failed to make a rating of the Notes available; provided that CIT shall give notice of such appointment to the Trustee.

“Ratings Downgrade Event” means, on any date during the Trigger Period, the Notes being downgraded by at least one modifier (a modifier being plus, neutral or minus for S&P, 1, 2 or 3 for Moody’s and a similar modifier by any other Rating Agency) by one of the Rating Agencies from the rating on the Notes by such Rating Agency on the date prior to the first day of the Trigger Period; provided that no Ratings Downgrade Event shall be deemed to occur, if either (i) the rating on the Notes by each Rating Agency that downgraded its rating is an Investment Grade Rating after the downgrade or (ii) in respect of a particular Change of Control, if the Rating Agency or Agencies (as applicable) that downgraded the Notes announce or confirm or inform the Trustee in writing that the reduction was not the result, in whole or in part, of any event or circumstance comprised of, or arising as a result of, or in respect of, the applicable Change of Control.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the Notes, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Notes to be redeemed (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Reference Treasury Dealers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. and, in each case, their successors (each, a “Primary Treasury Dealer”); provided, however, that if any of the foregoing shall resign as a Reference Treasury Dealer or cease to be a primary U.S. government securities dealer, CIT will substitute therefor another primary U.S. government securities dealer.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Treasury Yield” means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; or (b) if the release (or any successor release) is not published during the week preceding the calculation date or does not contain these yields, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

“Trigger Period” means the period commencing one day prior to the first public announcement by CIT of an arrangement that could result in a Change of Control and ending 60 days following consummation of the Change of Control (which period will be extended following consummation of a Change of Control for so long as the rating of the Notes is under announced consideration for possible downgrade by any of the Rating Agencies as the result, in whole or in part, of any event or circumstance comprised of, or arising as a result of, or in respect of, the applicable Change of Control).

“Voting Stock” of any specified Person, as of any date, means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

UNITED STATES TAXATION

The following supplements the description of certain United States federal income tax consequences of owning the debt securities under “United States Taxation” in the accompanying prospectus, and is subject to the exceptions and limitations therein.

Change of Control Event

If we experience certain kinds of changes of control and certain ratings changes occur within a specified period after such change of control, we must offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest. For more details, see “Description of Notes—Purchase at the Option of Holders Upon Change of Control Triggering Event.” However, under applicable Treasury Regulations, the possibility of one or more contingent payments on the Notes may be disregarded for the purposes of determining whether the Notes provide for one or more contingent payments for United States federal income tax purposes, if on the date the Notes are issued, the possibility of such contingent payments occurring is incidental or remote. We intend to treat the possibility that such offer to purchase will occur as a remote or incidental contingency. Therefore, the tax treatment of the Notes should be as described in the base prospectus.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing, or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Internal Revenue Code of 1986, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans, and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory, or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code, but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws or regulations (“Similar Laws”).

Each Plan or Plan Asset Entity (as defined below) should consider the fact that none of us, the underwriters nor any of our or their respective affiliates (the “Transaction Parties”) will act as a fiduciary to any Plan or Plan Asset Entity with respect to the decision to acquire Notes and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to such decision. The decision to acquire Notes must be made by each prospective Plan or Plan Asset Entity purchaser on an arm’s length basis. In addition, each Plan or Plan Asset Entity acquiring Notes must generally be represented by a fiduciary independent of the Transaction Parties (which may not be an owner of, or a relative of an owner of, an IRA, in the case of an investor that is an IRA) that (i) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in the Notes, (ii) has exercised independent judgment in evaluating whether to invest the assets of such Plan or Plan Asset Entity in the Notes and (iii) is a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control.

The acquisition or holding of the Notes by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, the underwriters, the paying agent or any of our or their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief, if required, for direct or indirect prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the Notes; provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Notes should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity, or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code or similar violation of any applicable Similar Laws.

Any purchaser or holder of the Notes, or any interest therein, will be deemed to have represented by its purchase and holding of the Notes, or any interest therein, that it either (1) is not a Plan, a Plan Asset Entity, or a Non-ERISA Arrangement and is not purchasing the Notes on behalf of or with the assets of any Plan, a Plan Asset Entity, or Non-ERISA Arrangement or (2) the purchase and holding of the Notes will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws. Additionally, each purchaser of the Notes that is a Plan (including, for purposes of the below representations, a Plan Asset Entity) and that acquires the Notes in this offering will be deemed to represent by its purchase and holding of the Notes that a fiduciary (the “Fiduciary”) independent of the Transaction Parties acting on the Plan’s behalf is responsible for the Plan’s decision to acquire the Notes and that such Fiduciary:

(i)

is either a U.S. bank, a U.S. insurance carrier, a U.S. registered investment adviser, a U.S. registered broker-dealer, or an independent fiduciary with at least $50 million of assets under management or control, in each case under the requirements specified in the U.S. Code of Federal Regulations, 29 C.F.R. Section 2510.3-21(c)(1)(i), as amended from time to time,

(ii)	in the case of a Plan that is an IRA, is not the IRA owner or a relative of the IRA owner,

(iii)	is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in the Notes,

(iv)	is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire the Notes,

(v)	has exercised independent judgment in evaluating whether to invest the assets of the Plan in the Notes,

(vi)	understands and has been fairly informed of the existence and the nature of the financial interests of the Transaction Parties in connection with the Plan’s acquisition of the Notes,

(vii)

understands that the Transaction Parties are not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity to the Plan, in connection with the Plan’s acquisition of the Notes, and

(viii)

confirms that no fee or other compensation will be paid directly to any of the Transaction Parties by the Plan, or any fiduciary, participant, or beneficiary of the Plan, for the provision of investment advice (as opposed to other services) in connection with the Plan’s acquisition of the Notes.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Notes on behalf of, or with the assets of, any Plan, a Plan Asset Entity, or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Notes have exclusive responsibility for ensuring that their purchase and holding of the Notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Notes to a Plan, Plan Asset Entity, or Non-ERISA Arrangement is in no respect a representation by us, the underwriters or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any Plans, Plan Asset Entities, or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity, or Non-ERISA Arrangement or that such an investment is appropriate for any Plans, Plan Asset Entities, or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity, or Non-ERISA Arrangement.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, and Deutsche Bank Securities Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between us and the representatives of the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of 2021 Notes	Principal Amount of 2025 Notes
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	$135,000,000	$135,000,000
Barclays Capital Inc.	70,000,000	70,000,000
Credit Suisse Securities (USA) LLC	110,000,000	110,000,000
Deutsche Bank Securities Inc.	110,000,000	110,000,000
CIT Capital Securities LLC	5,000,000	5,000,000
Citigroup Global Markets Inc.	17,500,000	17,500,000
Credit Agricole Securities (USA) Inc.	17,500,000	17,500,000
J.P. Morgan Securities LLC	17,500,000	17,500,000
Morgan Stanley & Co. LLC	17,500,000	17,500,000

	$500,000,000	$500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement, if any of those Notes are purchased.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to, and accepted by, them, subject to approval of legal matters by their counsel, including the validity of the Notes and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have agreed to indemnify the underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The following table shows the underwriting discounts to be paid by the Company in connection with this offering.

	Per $1,000	% of Principal Amount	Total
2021 Notes	$7.50	0.750	$3,750,000
2025 Notes	$8.75	0.875	$4,375,000

The underwriters have advised us that the underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price, less a concession not in excess of 0.45% of the principal amount of the 2021 Notes and not in excess of 0.50% of the principal amount of the 2025 Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.30% of the principal amount of the 2021 Notes and not in excess of 0.35% of the principal amount of the 2025 Notes to certain other dealers. After the initial offering, the public offering price, concession, reallowance, or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $272,500 and are payable by us.

We expect that delivery of the Notes will be made to investors on or about March 9, 2018, which will be the third business day following the date of pricing of the Notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of this prospectus supplement will be required, by virtue of the fact that the Notes will initially settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Each series of Notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Notes. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop or, if developed, that it will continue. If an active public trading market for the Notes does not develop or, if developed, continue, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions, and other factors.

We have agreed that we will not, from the date of this prospectus supplement through the date of delivery of the Notes to investors, without first obtaining the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for, or convertible into, debt securities, except for (i) the Notes sold to the underwriters pursuant to the underwriting agreement and (ii) the subordinated notes to be issued in the Subordinated Notes Offering sold to the underwriters of the Subordinated Notes Offering pursuant to the underwriting agreement for the Subordinated Notes Offering.

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created, if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and their respective affiliates have provided, and may in the future provide, investment banking, commercial banking, financial advisory, and other services to us and our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Bank of America, N.A., an affiliate of one of the underwriters, acts as administrative agent, letter of credit issuer and lender under our Revolving Credit Facility. Affiliates of certain of the other underwriters are lenders and/or agents under our Revolving Credit Facility. The underwriters are also acting as underwriters of the subordinated notes to be issued in the Subordinated Notes Offering.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates have hedged and/or may in the future hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes.

Certain of the underwriters and/or their affiliates may hold positions in the 3.875% Senior Unsecured Notes due February 2019 and/or 5.500% Senior Unsecured Notes due February 2019, which are being redeemed with the proceeds of this offering, and therefore may receive a portion of such proceeds upon such redemption.

Conflicts of Interest

CIT Capital Securities LLC is an affiliate of CIT Group Inc. and, as such, has a “conflict of interest” in this offering of Notes within the meaning of FINRA Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. CIT Capital Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Notice to Prospective Investors

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on, or relied on, in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement, nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person where such transfer arises from an offer pursuant to Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

PROSPECTUS

CIT GROUP INC.

SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS

CIT Group Inc. may offer and sell from time to time, in one or more series or issuances and on terms determined at the time of the offering, senior debt securities, subordinated debt securities, common stock, preferred stock, warrants, or any combination thereof. The IMB Holdco LLC interest holders listed on the signature pages (the “OneWest Holders”) to the Stockholders Agreement, dated July 21, 2014 (the “Stockholders Agreement”), among CIT Group Inc. and the OneWest Holders, or in certain cases, other permitted transferees of registration rights held by the OneWest Holders (any such permitted transferees, together with the OneWest Holders, the “Selling Securityholders”) may offer and sell shares of common stock issued in connection with the Stockholders Agreement, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We or any Selling Securityholder may sell the securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on an immediate, continuous, or delayed basis. See “Plan of Distribution.”

We will provide the specific terms and prices of the securities that we may offer and the names of any underwriters, dealers, or agents involved in the sale of any securities in supplements to this prospectus. The prospectus supplements may also add to, update, or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest in the securities.

Our common stock is listed on the New York Stock Exchange under the symbol “CIT”.

Investing in these securities involves risks. See “Risk Factors” on page 7 of this prospectus, and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus, to read about factors you should consider before buying our securities.

These securities are not bank deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, instrumentality, or authority.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8, 2017

Neither we nor any Selling Securityholder has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any related free writing prospectuses prepared by, or on behalf of, us or to which we have referred you. Neither we nor any Selling Securityholder, underwriter, dealer, or agent takes any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any of the securities.

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf-registration process or continuous offering process. Under this shelf-registration or continuous offering process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings, and any Selling Securityholder may sell our common stock in one or more offerings.

This prospectus provides you with a general description of the securities we or any Selling Securityholder may offer. Each time we or any Selling Securityholder sell or issue securities, we will provide a prospectus supplement, and, if applicable, a pricing supplement, that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. References to a prospectus supplement in this prospectus may also refer to an applicable pricing supplement. Such prospectus supplement and any applicable pricing supplement may also add to, update, or change any of the information contained in this prospectus. Such prospectus supplement and any applicable pricing supplement may also contain information about any material U.S. federal income tax considerations relating to the securities described in such prospectus supplement. You should read this prospectus, any applicable prospectus supplement, and any applicable pricing supplement, together with the additional information described under “Where You Can Find More Information.” You should read the entire prospectus and the applicable prospectus supplement, including the information incorporated by reference, before making an investment decision.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site www.sec.gov or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information.”

As used in this prospectus, the terms “CIT Group Inc.,” “CIT Group,” “CIT,” “we,” “us,” “our,” and “the Company” refer to CIT Group Inc. and not any of its subsidiaries, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as a result, we file periodic and current reports, proxy statements, and other information with the SEC. SEC filings are available to the public at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website at www.cit.com as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished (such as information furnished pursuant to Item 2.02 or 7.01 of Form 8-K), under applicable SEC rules, rather than filed, until we complete our offerings of the securities:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 16, 2017 (the “2016 10-K”);

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the information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2016, provided in our Proxy Statement on Schedule 14A for the 2017 Annual Meeting of Stockholders, filed on March 30, 2017;

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our Quarterly Reports on Form 10-Q for the period ending March 31, 2017, filed on May 8, 2017, for the period ending June 30, 2017, filed on August 7, 2017, and for the period ending September 30, 2017, filed on November 3, 2017;

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our Current Reports on Form 8-K filed on January 18, 2017, February 14, 2017, February 27, 2017, April 7, 2017, April 13, 2017, April 18, 2017, April 25, 2017 (excluding Item 7.01 and Exhibit 99.2), April 27, 2017, May 1, 2017, May 9, 2017, May 10, 2017, May 16, 2017, June 6, 2017 (excluding Item 7.01 and Exhibit 99.1), June 7, 2017, June 15, 2017, July 18, 2017, August 15, 2017, September 15, 2017, September 29, 2017, October 6, 2017, October 17, 2017, and December 4, 2017; and

•	our Registration Statement on Form 8-A, filed on December 9, 2009 (to the extent not superseded by the information contained herein under the caption “Description of Capital Stock”).

You may request a copy of these filings at no cost from our Investor Relations Department, 11 West 42nd Street, New York, New York 10036, toll free telephone 1-866-54-CITIR (1-866-542-4847), or you may obtain them from our website www.ir.cit.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement, and other written reports and oral statements made from time to time by the Company may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “forecast,” “intend,” “plan,” “potential,” “project,” “target,” and similar expressions are generally intended to identify forward-looking statements. Any forward-looking statements contained in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference in this prospectus are subject to known and unknown risks, uncertainties and contingencies. Forward-looking statements are included, for example, in the discussions about:

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our liquidity risk and capital management, including our capital plan, leverage, capital ratios, and credit ratings, our liquidity plan, and our plans and the potential transactions designed to enhance our liquidity and capital, to repay secured and unsecured debt, to issue qualifying capital instruments, including Tier 1 qualifying preferred stock, and for a return of capital,

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our plans to change our funding mix, to access new sources of funding, and to broaden our use of deposit taking capabilities, including increasing our level of commercial deposits and expanding our treasury management services,

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our pending or potential acquisition and disposition plans, and the integration and restructuring risks inherent in such acquisitions, including our proposed sale of our Financial Freedom reverse mortgage business and reverse mortgage loan portfolio, our Business Air loan portfolio, and Nacco, our European railcar leasing business,

•	our credit risk management and credit quality,

•	our asset/liability risk management,

•	our funding, borrowing costs, and net finance revenue,

•	our operational risks, including risk of operational errors, failure of operational controls, success of systems enhancements, and expansion of risk management and control functions,

•	our mix of portfolio asset classes, including changes resulting from growth initiatives, new business initiatives, new products, acquisitions and divestitures, new business, and customer retention,

•	our legal risks, including the enforceability of our agreements, the impact of legal proceedings, and the impact of changes in laws and regulations,

•	our growth rates, and

•	our commitments to extend credit or purchase equipment.

All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements expressed or implied in these statements. Forward-looking statements are based upon management’s estimates of fair values and of future costs, using currently available information. Factors, in addition to those disclosed under the caption “Risk Factors” beginning on page 5 of this prospectus and under the caption “Risk Factors” in our 2016 10-K that could cause such differences include, but are not limited to:

•	risks inherent in deposit funding, including reducing reliance on brokered deposits, increasing commercial deposits and savings accounts, and expanding treasury management services,

•	risks inherent in capital markets, including liquidity, changes in market interest rates and quality spreads, and our access to secured and unsecured debt and asset-backed securitization markets,

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risks inherent in a return of capital, including risks related to obtaining regulatory approval, the nature and allocation among different methods of returning capital, and the amount and timing of any capital return,

•	risks of actual or perceived economic slowdown, downturn, or recession, including slowdown in customer demand for credit or increases in non-accrual loans or default rates,

•	industry cycles and trends, including in oil and gas, power and energy, telecommunications, information technology, and commercial and residential real estate,

•	uncertainties associated with risk management, including evaluating credit, adequacy of reserves for credit losses, prepayment risk, asset/liability risk, and interest rate and currency risks,

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risks of implementing new processes, procedures, and systems, including any new processes, procedures, and systems required to comply with the additional laws and regulations applicable to systemically important financial institutions,

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risks associated with the value and recoverability of leased equipment and related lease residual values, including railcars, telecommunications towers, technology and office equipment, information technology equipment, including data centers, and large and small industrial, medical, and transportation equipment,

•	risks of failing to achieve the projected revenue growth from new business initiatives or the projected expense reductions from efficiency improvements,

•	application of goodwill accounting or fair value accounting in volatile markets,

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regulatory changes and developments, including changes in laws or regulations governing our business and operations, or affecting our assets, including our operating lease equipment or changes in the regulatory environment, whether due to events or factors specific to CIT, or other large multi-national or regional banks, or the industry in general,

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risks associated with dispositions of businesses or asset portfolios, including how to replace the income associated with such businesses or asset portfolios and the risk of residual liabilities from such businesses or portfolios, and

•	risks associated with acquisitions of businesses or asset portfolios, including integrating and reducing duplication in personnel, policies, internal controls, and systems.

Any or all of our forward-looking statements in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein may turn out to be wrong, and there are no guarantees about our performance. We do not assume the obligation to update any forward-looking statement for any reason.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors included in the prospectus supplement or incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such annual report. It is possible that our business, financial condition, liquidity, or results of operations could be materially adversely affected by any of these risks. See “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use the net proceeds from the sale of any securities for general corporate purposes and/or to refinance outstanding indebtedness. CIT has not yet determined the amounts that we may use in connection with our business or that we may furnish to our subsidiaries.

We will not receive any of the proceeds from the sale of shares of common stock by any Selling Securityholder.

DESCRIPTION OF DEBT SECURITIES

This section contains a description of the general terms and provisions of the debt securities that may be offered by this prospectus. The following description of the indentures and our debt securities is only a summary of the material terms, does not purport to be complete, and may be supplemented in amendments to the registration statement of which this prospectus is a part and in prospectus supplements. The material specific financial, legal, and other terms, as well as any material U.S. federal income tax consequences particular to each series of debt securities will be described in the prospectus supplement relating to the securities of that series. Such prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. Thus, the statements in this section may not apply to your securities. For a complete description of the terms of a particular series of debt securities, you should read this prospectus, any amendments to the registration statement of which this prospectus is a part, the prospectus supplement relating to that particular series, and the provisions of the applicable indenture, as supplemented, pursuant to which the particular series of debt securities is issued.

General

In this prospectus, “debt securities” refers to both our senior debt securities and our subordinated debt securities. We may issue an unlimited aggregate principal amount of senior debt securities pursuant to the indenture, dated as of March 15, 2012 (the “Senior Indenture”), among CIT and Wilmington Trust, National Association, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, security registrar, and authenticating agent. The Senior Indenture may be supplemented from time to time. Unless otherwise specified in the prospectus supplement relating to the securities of any given series, the senior debt securities will not be secured by any property or assets of CIT. Thus, by owning a senior debt security, you are one of our unsecured creditors.

We may issue an unlimited amount of subordinated debt securities from time to time pursuant to a subordinated debt indenture (the “Subordinated Indenture”), a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. We will enter into the Subordinated Indenture with the Trustee, or another subordinated trustee named in a prospectus supplement, prior to issuing any subordinated debt securities pursuant to the registration statement of which this prospectus is a part. The Subordinated Indenture is subject to any amendments or supplements that we may enter into with the Trustee. Unless otherwise specified in the prospectus supplement relating to the securities of any given series, the subordinated debt securities will not be secured by any property or assets of CIT. Thus, by owning a subordinated debt security, you are one of our unsecured subordinated creditors.

The Senior Indenture and the Subordinated Indenture (each, an “Indenture” and together, the “Indentures”) are substantially identical, except for the covenants described below under “—Certain Covenants Applicable to Our Senior Debt Securities”, which are included only in the Senior Indenture, the provisions relating to subordination described below under “—Subordination”, which are included only in the Subordinated Indenture, the provisions relating to amendments and supplements to each Indenture described below under “—Amendment, Supplement, and Waiver” and the events of default applicable to each Indenture described below under “—Events of Default; Acceleration of Payment; Limitation on Suits”. We urge you to read the Indentures, including any supplements, in their entirety because the applicable Indenture, and not this description, will define your rights as a beneficial holder of debt securities.

We are a Holding Company

We conduct a substantial portion of our operations primarily through our subsidiaries, and our subsidiaries hold a substantial portion of our assets. Accordingly, our cash flow and our ability to meet our obligations under the debt securities will be largely dependent on the cash flow and earnings of our subsidiaries and the distribution or other payment of these cash flows and earnings to us in the form of dividends, loans, or advances and repayment to us of loans and advances made to our subsidiaries by us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts that will be due on our debt securities or to make any funds available for payment of amounts that will be due on our debt securities. Because we are a holding company, our obligations under our debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries.

Therefore, our rights, and the rights of our creditors, including the rights of the holders of the debt securities, to participate in any distribution of assets of any of our subsidiaries, if such subsidiary were to be liquidated or reorganized, are subject to the prior claims of such subsidiary’s creditors. To the extent that we may be a creditor with recognized claims against our subsidiaries, our claims will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary that are senior to us.

Debt Securities

The following summary of the material provisions of the Indentures are qualified in their entirety by the provisions of the applicable Indenture, including definitions of certain terms used in the Indentures. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series.

Senior debt securities will rank equally in right of payment with our other senior indebtedness and ahead in right of payment of our subordinated debt securities. Any of our secured indebtedness will rank ahead in liquidation of the senior debt securities to the extent of the value of the assets securing such indebtedness.

Issuance in Series

We may issue debt securities in one or more series with the same or various maturities, at par or a premium, or with original issue discount. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include, among other terms, some or all of the following, as applicable:

•	the title and series of such debt securities, which may include medium-term debt securities;

•	the total principal amount of the series of debt securities and whether there shall be any limit upon the aggregate principal amount of such debt securities;

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if such debt securities are to be issuable as Registered Securities, as Bearer Securities, or alternatively as Bearer Securities and Registered Securities, and whether the Bearer Securities are to be issuable with Coupons, without Coupons, or both, and any restrictions applicable to the offer, sale, or delivery of the Bearer Securities and the terms, if any, upon which Bearer Securities may be exchanged for Registered Securities and vice versa;

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if any of such debt securities are to be issuable in global form, when any of such debt securities are to be issuable in global form and (i) whether such debt securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global security may exchange such interests for debt securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in the applicable Indenture, and (iii) the name of the Depositary or the U.S. Depositary, as the case may be, with respect to any such global debt security;

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if any of such debt securities are to be issuable as Bearer Securities or in global form, the date as of which any such Bearer Security or global security shall be dated (if other than the date of original issuance of the first of such Securities to be issued);

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if any of such debt securities are to be issuable as Bearer Securities, whether interest in respect of any portion of a temporary Bearer Security in global form payable in respect of an interest payment date therefor prior to the exchange, if any, of such temporary Bearer Security for definitive debt securities shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such interest payment date;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the debt securities will be payable;

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the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

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the place or places where the principal of or any premium or interest on such debt securities will be payable, where any of such debt securities that are issued in registered form may be surrendered for registration of, transfer, or exchange, and where any such debt securities may be surrendered for conversion or exchange;

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if such debt securities are to be redeemable at our option, the date or dates on which, the period or periods within which, the price or prices at which, and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at CIT’s option;

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provisions specifying whether CIT will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder of such debt securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which, and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

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if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

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provisions specifying whether the debt securities will be convertible into other securities of CIT and/or exchangeable for securities of CIT or other issuers and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

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if other than the principal amount, the percentage of the principal amount (or the method by which such percentage will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of, and any premium or interest on any of such debt securities;

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provisions specifying whether the principal of, and any premium or interest on such debt securities will be payable, at the election of CIT or a holder of debt securities, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula, or other method used to determine the amount of payments of principal of, any premium or interest on such debt securities;

•	provisions specifying whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

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any addition to, elimination of, or other change in the defaults or covenants of CIT with respect to such debt securities and any change in the rights of the trustee or the required holders of such debt securities to declare the principal thereof due and payable;

•	terms specifying whether the provisions described below under “—Legal Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•	terms specifying whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner, and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable Indenture.

The prospectus supplement relating to debt securities being offered pursuant to this prospectus will be attached to the front of this prospectus.

We may from time to time, without the consent of the existing holders of the debt securities, create and issue additional debt securities of any series having the same terms and conditions as the previously issued debt securities of such series in all respects, except for the issue date, and in some cases the issue price and the first interest payment date, either of which may differ from the respective terms of the previously issued debt securities of that series; provided that any additional debt securities will only have the same CUSIP number as the original securities if they are fungible with the original securities for U.S. federal income tax purposes.

Subordination

The payment of the principal of, premium (if any), and interest on subordinated debt securities will be expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture and any amendments or supplements that we may enter into with the Trustee, in right of payment and upon liquidation to the prior payment in full of all of our senior indebtedness, including all senior debt securities we have issued and will issue under the Senior Indenture.

The term “senior indebtedness” means the principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to CIT), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of any of the following, whether incurred prior to, on, or after the date of the offering of a series of subordinated debt securities:

•	all obligations (other than obligations pursuant to the subordinated debt securities of any series and obligations pursuant to the Subordinated Indenture with respect thereto) for money borrowed;

•

all obligations evidenced by securities, notes, debentures, bonds, or other similar instruments (other than any series of subordinated debt securities), including obligations incurred in connection with the acquisition of property, assets, or businesses;

•	all capital lease obligations;

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all obligations arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, banker’s acceptance, security purchase facilities, and similar credit transactions;

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all obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for U.S. federal income tax purposes;

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all obligations associated with derivative products including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and similar financial instruments; and

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all obligations of the type referred to in the preceding bullet points of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor, or otherwise;

provided that “senior indebtedness” shall not include (i) all Capital Stock of CIT, (ii) all obligations to trade creditors created or assumed by CIT in the ordinary course of business, (iii) any obligation of CIT to any Subsidiary of CIT or to any Person with respect to which CIT is a Subsidiary and (iv) all indebtedness that (x) expressly states that it is junior to or ranks equally in right of payment with the subordinated debt securities or (y) is identified as junior to, or equal in right of payment with, the subordinated debt securities in any board resolution establishing such series of subordinated debt securities or in any supplemental indenture.

Senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions of the Subordinated Indenture irrespective of any amendment, modification, or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

The Subordinated Indenture provides that, unless all principal of and any premium or interest on all senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

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in the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar case or proceeding pursuant to any Bankruptcy Law, or any proceeding in connection therewith, relative to the Company or to its assets, (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company (any “Bankruptcy Proceeding”); or

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(i) either (a) in the event and during the continuation of any default in the payment of principal of, or premium (if any) or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee or other authorized party on their behalf) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (i)(a) or (i)(b), the default or event of default described therein has been cured or waived or ceased to exist and any related acceleration has been rescinded), and (ii) either (a) any default or event of default described in clause (i)(a) or (i)(b) is subject of a judicial proceeding or (b) we or the Trustee under the Subordinated Indenture receives notice of such default or event of default from a Person specified in the Subordinated Indenture.

In such events, all holders of senior indebtedness will be entitled to receive payment in full of all amounts due before holders of subordinated debt securities will be entitled to receive any payment of principal, interest, or other amounts due on their subordinated debt securities. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

If a deposit is made with the Trustee under the Subordinated Indenture in compliance with the provisions described under “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge”, and at the time of such deposit and during the 90 days following such deposit no Bankruptcy Proceeding shall occur and no default or event of default described in clause (i)(a) or (i)(b) in the second preceding paragraph shall occur, the subordination provisions described herein shall not apply to any funds so deposited, and such funds shall not be subject to any rights of holders of senior indebtedness.

If any Bankruptcy Proceeding shall occur, after we have paid in full all amounts owed on senior indebtedness, the holders of subordinated debt securities together with the holders of any of our other indebtedness ranking pari passu in right of payment of the subordinated debt securities will be entitled to receive from our remaining assets any principal of, or premium or interest on the subordinated debt securities, and such other obligations due at that time before we make any payment or other distribution on account of any of our Capital Stock or obligations ranking junior to the subordinated debt securities.

If we make a payment or distribution to holders of the subordinated debt securities before we have paid all the senior indebtedness in full, then such holders of the subordinated debt securities will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee, or other person distributing our assets for payment of the senior indebtedness.

Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to such securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an Event of Default from occurring under the Subordinated Indenture in connection with the subordinated debt securities.

The Subordinated Indenture places no limitation on the amount of senior or subordinated indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior or subordinated indebtedness.

Certain Covenants Applicable to Our Debt Securities

Consolidation, Merger, or Sale

CIT will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not CIT is the surviving corporation); or (2) sell, assign, transfer, convey, lease, or otherwise dispose of all or substantially all of the properties or assets of CIT and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

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either: (a) CIT is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than CIT) or to which such sale, assignment, transfer, conveyance, or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

•

the Person formed by or surviving any such consolidation or merger (if other than CIT) or the Person to which such sale, assignment, transfer, conveyance, or other applicable disposition has been made assumes by contract or operation of law all the obligations of CIT under the debt securities and the Indentures pursuant to agreements reasonably satisfactory to the Trustee; and

•	immediately after, and upon giving effect to, such transaction, no Default or Event of Default exists.

This “Consolidation, Merger, or Sale” covenant will not apply to:

•	a merger of CIT with an Affiliate solely for the purpose of reincorporating CIT in another jurisdiction; or

•	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease, or other disposition of assets between or among CIT and its Subsidiaries.

Certain Covenants Applicable to Our Senior Debt Securities

Unless otherwise specified in the applicable prospectus supplement, the following covenants will apply with respect to each series of senior debt securities issued under the Senior Indenture.

Negative Pledge Applicable to Senior Debt Securities

The Senior Indenture does not limit the amount of other securities that CIT or its subsidiaries may issue. However, the Senior Indenture contains a “Negative Pledge” that provides that after the date of the execution and delivery of the supplemental indenture and so long as any senior debt securities shall be outstanding, CIT will not pledge or otherwise subject to any lien (any such pledge or lien being hereinafter referred to as a “Lien”) any of its property or assets to secure Indebtedness for money borrowed, incurred, issued, assumed, or guaranteed by CIT without thereby expressly securing the due and punctual payment of the principal of and interest on the senior debt securities equally and ratably with any and all other Indebtedness for borrowed money secured by such Lien, so long as any such other Indebtedness shall be so secured; provided, however, that this restriction shall not prohibit or otherwise restrict:

•	Liens existing on the Issue Date;

•	CIT from creating, incurring, or suffering to exist upon any of its property or assets any Lien in favor of any of its Subsidiaries;

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CIT (i) from creating, incurring, or suffering to exist a purchase money Lien upon any such property, assets, Capital Stock, or Indebtedness acquired by CIT prior to, at the time of, or within one year after (1) in the case of physical property or assets, the later of the acquisition, completion of construction (including any improvements on existing property), or commencement of commercial operation of such property or (2) in the case of shares of Capital Stock, Indebtedness, or other property or assets, the acquisition of such shares of Capital Stock, Indebtedness, property, or assets, (ii) from acquiring property or assets subject to Liens existing thereon at the date of acquisition thereof, whether or not the Indebtedness secured by any such Lien is assumed or guaranteed by CIT, or (iii) from creating, incurring, or suffering to exist Liens upon any property of any Person, which Liens exist at the time any such Person is merged with or into or consolidated with CIT (or becomes a Subsidiary of CIT) or which Liens exist at the time of a sale or transfer of the properties of any such Person as an entirety or substantially as an entirety to CIT;

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CIT from creating, incurring, or suffering to exist upon any of its property or assets Liens in favor of the United States or any state thereof or the District of Columbia, or any agency, department, or other instrumentality thereof, to secure, progress, advance, or make other payments pursuant to any contract or provision of any statute (including maintaining self-insurance or participating in any fund in connection with worker’s compensation, disability benefits, unemployment insurance, old age pensions, or other types of social benefits, or joining in any other provisions or benefits available to companies participating in any such arrangements);

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CIT from creating, incurring, or suffering to exist upon any of its property or assets Liens securing its obligations under letters of credit, Rate Management Transactions, bids, tenders, sales contracts, purchase agreements, repurchase agreements, reverse repurchase agreements, bankers’ acceptances, leases, surety and performance bonds, and other similar obligations, in each case, incurred in the ordinary course of business;

•	CIT from creating, incurring, or suffering to exist Liens upon any real property acquired or constructed by CIT primarily for use in the conduct of its business;

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CIT from entering into any arrangement with any Person providing for the leasing by CIT of any property or assets, which property or assets have been or will be sold or transferred by CIT to such Person with the intention that such property or assets will be leased back to CIT, if the obligations in respect of such lease would not be included as liabilities on its consolidated balance sheet;

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CIT from creating, incurring, or suffering to exist upon any of its property or assets Liens to secure non-recourse debt in connection with its engaging in any leveraged or single-investor or other lease transactions, whether (in the case of Liens on or relating to leases or groups of leases or the particular properties subject thereto) such Liens are on the particular properties subject to any leases involved in any of such transactions and/or the rental or other payments or rights under such leases or, in the case of any group of related or unrelated leases, on the properties subject to the leases comprising such group and/or on the rental or other payments or rights under such leases, or on any direct or indirect interest therein, and whether (in any case) (A) such Liens are created prior to, at the time of, or at any time after the entering into of such lease transactions and/or (B) such leases are in existence prior to, or are entered into by CIT at the time of or at any time after, the purchase or other acquisition by CIT of the properties subject to such leases;

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CIT from creating, incurring, or suffering to exist (A) other consensual Liens in the ordinary course of its business that secure Indebtedness that, in accordance with generally accepted accounting principles, would not be included in total liabilities as shown on its consolidated balance sheet, or (B) Liens created by CIT in connection with any transaction intended by CIT to be a sale of its property or assets, provided that such Liens are upon any or all of the property or assets intended to be sold, the income from such property or assets, and/or the proceeds of such property or assets;

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CIT from creating, incurring, or suffering to exist Liens on property or assets financed through tax-exempt municipal obligations, provided that such Liens are only on the property or assets so financed;

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any extension, renewal, refinancing, or replacement (or successive extensions, renewals, refinancings, or replacements), in whole or in part, of any of the foregoing; provided, however, that any such extension, renewal, refinancing, or replacement shall be limited to all or a part of the property or assets (or substitutions therefor) which secured the Lien so extended, renewed, refinanced, or replaced (plus improvements on such property); and

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CIT from creating, incurring, or suffering to exist any other Liens not otherwise permitted by any of the foregoing clauses above; provided that the maximum amount of Indebtedness secured by Liens in reliance on this clause shall not exceed, at the time of and after giving effect to the incurrence of any Indebtedness secured by a Lien in reliance on this clause, an amount equal to the greater of $900 million or 10% of the excess of its consolidated total assets over its consolidated liabilities, as shown on its balance sheet for the most recent fiscal quarter for which financial statements are publicly available in accordance with generally accepted accounting principles at the date of measurement.

For the purposes of this covenant described under the caption “Negative Pledge,” any contract by which title is retained as security (whether by lease, purchase, title retention agreement, or otherwise) for the payment of a purchase price shall be deemed to be a purchase money Lien.

Nothing contained in this covenant described under the caption “Negative Pledge” or in the Senior Indenture shall prevent or be deemed to prohibit the creation, assumption, or guaranty by CIT of any Indebtedness not secured by a Lien or the issuance by CIT of any debentures, notes, or other evidences of Indebtedness not secured by a Lien, whether in the ordinary course of business or otherwise.

The entry by CIT into any contract, document, agreement, or instrument (which shall include bank credit facilities, Rate Management Transactions, and loan agreements), in the ordinary course of business or otherwise, which contract, document, agreement, or instrument may provide for or contain a right of set-off or other similar right between CIT and such other party to the contract, document, agreement, or instrument shall not result in, or be deemed to constitute, the creation or incurrence of a “Lien” as such term is used in the Senior Indenture.

Events of Default; Acceleration of Payment; Limitation on Suits

Each of the following is an “Event of Default” with respect to each series of our senior debt securities under the Senior Indenture, unless otherwise stated in a prospectus supplement:

•	default for 30 days in the payment when due of interest on the debt securities of such series;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the debt securities of such series;

•	failure for three business days by CIT to comply with the provisions described under the caption “—Certain Covenants Applicable to Our Debt Securities—Consolidation, Merger, or Sale”;

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failure by CIT for 60 days after written notice to CIT by the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series outstanding voting as a single class to comply with any of the other agreements in the Senior Indenture;

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default under any mortgage, indenture, or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by CIT (or the payment of which is guaranteed by CIT), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

•	is a Payment Default; or

•	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more;

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failure by CIT to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $250 million (net of any amounts covered by insurance), which judgments are not paid, discharged, or stayed for a period of 60 days; and

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(x) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that: (A) is for relief against CIT in an involuntary case; (B) appoints a Bankruptcy Custodian of CIT or for all or substantially all of the property of CIT; or (C) orders the liquidation of CIT; and the order or decree remains unstayed and in effect for 60 consecutive days; or (y) the commencement by CIT of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency), or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by CIT to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any insolvency proceedings against it, or the filing by CIT of a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition of CIT under any such applicable law, or the consent by CIT to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or similar official of CIT or any substantial part of the property of CIT or the making by CIT of an assignment for the benefit of creditors, or the taking of corporate action by CIT in furtherance of any such action or the admitting in writing by CIT of its or their inability to pay its debts generally as they become due.

In the case of an Event of Default under the Senior Indenture relating to bankruptcy proceedings, all outstanding senior debt securities will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of any series, by notice to CIT, may declare all the debt securities of such series to be due and payable immediately.

Each of the following is an “Event of Default” with respect to each series of our subordinated debt securities under the Subordinated Indenture, unless otherwise stated in a prospectus supplement:

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a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that: (A) is for relief against CIT in an involuntary case; (B) appoints a Bankruptcy Custodian of CIT or for all or substantially all of the property of CIT; or (C) orders the liquidation of CIT; and the order or decree remains unstayed and in effect for 60 consecutive days; and

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the commencement by CIT of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency), or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by CIT to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any insolvency proceedings against it, or the filing by CIT of a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition of CIT under any such applicable law, or the consent by CIT to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or similar official of CIT or any substantial part of the property of CIT or the making by CIT of an assignment for the benefit of creditors, or the taking of corporate action by CIT in furtherance of any such action or the admitting in writing by CIT of its or their inability to pay its debts generally as they become due.

In the case of an Event of Default under the Subordinated Indenture, all outstanding senior debt securities will become due and payable immediately without further action or notice.

There is no right of acceleration in the case of a default in the payment of principal of, premium (if any), or interest on our subordinated debt securities or in our nonperformance or breach of any other covenant or warranty under the subordinated debt securities or the Subordinated Indenture. If, under the Subordinated Indenture, a Default occurs that is not also an Event of Default, neither the Trustee nor the holders of our debt securities may act to accelerate the maturity of the subordinated debt securities of such series. But if a Default under the Subordinated Indenture occurs, the Trustee may proceed to enforce any covenant and other rights of the holders of the debt securities of such series. Furthermore, if the Default relates to our failure to make any payment of interest due and payable, and such Default continues for 30 days or such Default is made in the payment of the principal or any premium at its maturity, then the Trustee may demand payment of the amounts then due and payable and may proceed to prosecute any failure on our part to make such payments.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an Event of Default under the Subordinated Indenture will be subject to the restrictions on the subordinated debt securities described below under “—Subordination”.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the Trustee in its exercise of any trust or power with respect to such series. The Trustee may withhold from holders of the debt securities notice of any continuing Default or Event of Default so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers (as defined in the applicable Indenture) of the Trustee in good faith determine that the withholding of such notice is in the best interest of the holders of debt securities of such series, except a Default or Event of Default relating to the payment of principal, interest, or premium, if any.

Subject to the provisions of the applicable Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any holders of debt securities unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability, or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a debt security of such series may pursue any remedy with respect to the applicable Indenture or such debt securities unless:

•	such holder has previously given the Trustee notice that an Event of Default is continuing;

•	holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series have requested the Trustee to pursue the remedy;

•	such holders of debt securities have offered the Trustee reasonable security or indemnity against any loss, liability, or expense;

•	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

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holders of a majority in aggregate principal amount of the then outstanding debt securities of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series by notice to the Trustee may, on behalf of the holders of all of the debt securities of such series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the applicable Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the debt securities of such series.

CIT is required to deliver to the Trustee annually a statement regarding compliance with the Indentures. Within 30 days after becoming aware of any Default or Event of Default, CIT is required to deliver to the Trustee a statement specifying such Default or Event of Default.

Amendment, Supplement, and Waiver

Except as provided in the succeeding paragraphs, the debt securities of any series and the applicable Indenture as it relates to such series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities), and any existing Default or Event of Default or compliance with any provision of the applicable Indenture or the instruments evidencing debt securities with respect to any series may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of debt securities affected, an amendment, supplement, or waiver may not (with respect to any debt securities held by a non-consenting holder):

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement, or waiver;

•	reduce the principal of or change the fixed maturity of any debt securities or reduce the redemption price of any debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt securities;

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waive a Default or Event of Default in the payment of principal of, or interest, or premium, if any, on, the debt securities (except, to the extent applicable, a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the Payment Default that resulted from such acceleration);

•	make any debt securities payable in money other than U.S. dollars;

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make any change in the provisions of the applicable Indenture relating to waivers of past Defaults (except to increase the percentage of holders required to consent to such waiver or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby) or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt securities; or

•	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of debt securities, CIT and the Trustee may amend or supplement the Indentures or the debt securities:

•	to cure any ambiguity, defect, or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide for the assumption of CIT’s obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of CIT’s assets;

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to make any change that would provide any additional rights or benefits to the holders of such debt securities, increase the interest rate applicable to any series of the debt securities, or that does not adversely affect the legal rights under the applicable Indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

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to conform the text of the applicable Indenture or the debt securities to any provision of this “Description of Debt Securities” in a prospectus supplement applicable to any series of debt securities; and

•	to provide for the issuance of additional debt securities in accordance with the limitations set forth in the applicable Indenture as of the date of the applicable Indenture.

The consent of the holders of debt securities is not necessary under the Indentures to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

Legal Defeasance and Covenant Defeasance

CIT may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding debt securities of any series (“Legal Defeasance”) except for:

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the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, or interest and premium, if any, on, such debt securities when such payments are due from the trust referred to below;

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CIT’s obligations with respect to the debt securities of such series concerning issuing temporary certificates for the debt securities, registration of debt securities, mutilated, destroyed, lost, or stolen debt securities, and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties, and immunities of the Trustee, and CIT’s obligations in connection therewith; and

•	the Legal Defeasance and Covenant Defeasance provisions of the Indentures.

In addition, CIT may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the Indentures with respect to the debt securities of any series (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation, and insolvency events) described under “—Events of Default; Acceleration of Payment; Limitation on Suits” will no longer constitute an Event of Default with respect to the debt securities of such series.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the debt securities of any series:

•

CIT must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the debt securities of such series, Cash in U.S. dollars, non-callable government obligations, or a combination of Cash in U.S. dollars and non-callable government obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the then outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and CIT must specify whether such debt securities are being defeased to such stated date for payment or to a particular redemption date;

•

in the case of Legal Defeasance, CIT must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) CIT has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain, or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•

in the case of Covenant Defeasance, CIT must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the then outstanding debt securities of such series will not recognize income, gain, or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•

no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

•

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable Indenture) to which CIT is a party or by which CIT is bound;

•

CIT must deliver to the Trustee an officers’ certificate stating that the deposit was not made by CIT with the intent of preferring the holders of the debt securities of such series over the other creditors of CIT with the intent of defeating, hindering, delaying, or defrauding any creditors of CIT or others; and

•

CIT must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indentures will be discharged and will cease to be of further effect as to all debt securities of any series issued thereunder, when:

(1) either:

(a) all debt securities of such series that have been authenticated, except lost, stolen, or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

(b) all debt securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and CIT has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the debt securities of such series, Cash in U.S. dollars, non-callable government obligations, or a combination of Cash in U.S. dollars and non-callable government obligations, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the debt securities of such series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, to the date of maturity or redemption;

(2) with respect to such series of debt securities, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which CIT is a party or by which CIT is bound;

(3) CIT paid or caused to be paid all sums payable by it under the applicable Indenture with respect to the debt securities of such series; and

(4) CIT has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the debt securities of such series at maturity or on the redemption date, as the case may be.

In addition, CIT must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

Wilmington Trust, National Association will act as Trustee under the Senior Indenture and the Subordinated Indenture, as permitted by the terms thereof, unless the Company elects to appoint a different trustee with respect to a relevant series of debt securities as described in the applicable prospectus supplement. At all times, the Trustee must be organized and doing business under the laws of the United States, any state thereof or the District of Columbia, and must comply with all applicable requirements under the Trust Indenture Act.

The Trustee may resign at any time by giving us written notice or may be removed as Trustee with respect to any series of outstanding debt securities:

•	by act of the holders of a majority in principal amount of such series of outstanding debt securities; or

•

if it (i) fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) is not organized and doing business under the laws of the United States, any state thereof, or the District of Columbia; (iii) becomes incapable of acting as Trustee; or (iv) a court takes certain actions with respect to such Trustee relating to bankruptcy, insolvency, or reorganization.

If the Trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the Trustee for any cause, CIT, by or pursuant to a board resolution, will promptly appoint a successor Trustee with respect to the debt securities of such series. CIT will give written notice to holders of the relevant series of debt securities, of each resignation and each removal of the Trustee with respect to the debt securities of such series and each appointment of a successor Trustee. Upon the appointment of any successor Trustee, CIT, the retiring Trustee, and such successor Trustee, will execute and deliver a supplemental indenture in which each successor Trustee will accept such appointment and which will contain such provisions as necessary or desirable to transfer to such successor Trustee all the rights, powers, trusts, and duties of the retiring Trustee with respect to the relevant series of debt securities.

The Trustee may be contacted at the following address: 15950 N. Dallas Parkway, Suite 550, Dallas, TX 75248.

Wilmington Trust, National Association and certain of its affiliates have in the past and may in the future provide banking, investment, and other services to CIT.

New York Law to Govern

The Indentures are governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Certain Definitions Applicable to the Indentures

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise. For purposes of this definition, the terms “controlling,” “controlled by,” and “under common control with” have correlative meanings. In no event shall any Person acquired or formed in connection with a workout, restructuring, or foreclosure in the ordinary course of business be considered an “Affiliate” of CIT or any of its Subsidiaries.

“Bankruptcy Custodian” means any receiver, Trustee, assignee, liquidator, or other similar official under any Bankruptcy Law.

“Bankruptcy Law” means title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Bearer Security” means any Security in the form established pursuant to the Indentures which is payable to bearer.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations, or other equivalents of or interests in (however designated) equity of such Person, including preferred stock, but excluding any debt securities convertible into such equity.

“Cash” means money, currency, or a credit balance in any demand or deposit account.

“Coupon” means any interest coupon appertaining to a Bearer Security.

“Default” means

(i)	with respect to the Senior Indenture, any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; and

(ii)

with respect to the Subordinated Indenture, any one of the following events (whatever the reason for such default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to the supplemental indenture with respect to such series of subordinated debt securities or an amendment:

(a) an Event of Default with respect to any series of subordinated debt securities;

(b) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that:

(1)	is for relief against the Company in an involuntary case; or

(2)	appoints a Bankruptcy Custodian of the Company or for all or substantially all of the property of the Company; or

(3)	orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days;

(c) the commencement by the Company of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency) or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of the Company under any such applicable law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any substantial part of the property of the Company or the making by the Company of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action or the admitting in writing by the Company of its inability to pay its debts generally as they become due;

(d) default in the performance, or breach, of any covenant or warranty of the Company in the Subordinated Indenture or any subordinated debt security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this definition specifically dealt with or which is expressly included in the Subordinated Indenture solely for the benefit of debt securities other than subordinated debt securities of such series; it being understood that to the extent a covenant or warranty is applicable solely to debt securities other than subordinated debt securities of such series, a default in the performance, or breach, of any such covenant or warranty shall not result in a Default with respect to subordinated debt securities of such series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Subordinated Indenture; or

(e) any other Default provided with respect to subordinated debt securities of that series.

“Indebtedness” means, with respect to any Person, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such Person’s business, (iii) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person (other than obligations not for borrowed money and other than carriers’, warehousemen’s, mechanics’, repairmen’s, or other like nonconsensual statutory Liens arising in the ordinary course of business), (iv) obligations which are evidenced by notes, acceptances, or other similar instruments, (v) that portion of capitalized lease obligations that is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principles, (vi) contingent obligations with respect to the Indebtedness of another Person, including but not limited to the obligation or liability of another which such Person assumes, guarantees, endorses, contingently agrees to purchase, or provide funds for the payment of, or otherwise becomes contingently liable upon; provided that any Indebtedness owing by us to any of its Subsidiaries or by any Subsidiary to CIT or by any Subsidiary to any other Subsidiary or any contingent obligation in respect thereof shall not constitute Indebtedness for purposes of the Senior Indenture, and (vii) obligations for which such Person is obligated in respect of a letter of credit.

For purposes of the Indentures, Indebtedness shall not include (A) any indebtedness of such Person to the extent (I) such indebtedness does not appear on the financial statements of such Person, (II) such indebtedness is recourse only to certain assets of such Person, and (III) the assets to which such indebtedness is recourse only appear on the financial statements of such Person net of such indebtedness, or (B) any indebtedness or other obligations issued by any Person (or by a trust or other entity established by such Person or any of its affiliates) to the extent (I) primarily serviced by the cash flows of a discrete pool of receivables, leases, or other financial or operating assets which have been sold or transferred by CIT or any Subsidiary in securitization or secured financing transactions and (II) such sale or transfer of receivables, leases, or other financial or operating assets is treated as a true sale for legal purposes (irrespective of whether such sale or transfer is accounted for as a sale under generally accepted accounting principles or for tax purposes). It is understood and agreed that (1) the amount of any Indebtedness described in clause (iii) for which recourse is limited to certain property of such Person shall be the lower of (x) the amount of the obligation and (y) the fair market value of the property of such Person securing such obligation, and (2) the amount of any obligation described in clause (vi) shall be the lower of (x) the stated or determinable amount of the primary obligation in respect of which such contingent obligation is made, and (y) the maximum amount for which such Person may be liable pursuant to the terms of the agreement embodying such contingent obligation unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such contingent obligation shall be such Person’s maximum, reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Issue Date” means, with respect to debt securities of any series, the original issue date of such debt securities.

“Payment Default” means a default caused by a failure to pay any scheduled installment of principal on such Indebtedness prior to the expiration of any applicable grace period on the date of such default.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or government or other entity.

“Rate Management Transactions” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by CIT which is a rate swap, basis swap, total return swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices, or other financial measures, or the purchase of credit default swaps.

“Registered Security” means any Security in the form established pursuant to the Indentures which is registered in a security register.

“Subsidiary” means, with respect to any specified Person:

(i) any corporation, association, or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers, or trustees of the corporation, association, or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

DESCRIPTION OF CAPITAL STOCK

A brief summary of some of the provisions of our restated certificate of incorporation, amended and restated by-laws, and relevant sections of the Delaware General Corporation Law (“DGCL”) is set forth below. The description is qualified in its entirety by reference to our restated certificate of incorporation and our amended and restated by-laws that are filed as exhibits or incorporated by reference to the registration statement of which this prospectus is a part. The following description of our capital stock and provisions of our restated certificate of incorporation and our amended and restated by-laws is only a summary of such provisions and instruments, does not purport to be complete, and may be supplemented in prospectus supplements. We urge you to read our restated certificate of incorporation and our amended and restated by-laws in their entirety because they, and not this description, will define your rights as a beneficial holder of our capital stock.

Authorized Capital Stock

Our authorized capital stock consists of 700,000,000 shares, including: (i) 600,000,000 shares of our common stock, $0.01 par value per share, and (ii) 100,000,000 shares of preferred stock, $0.01 par value per share. The number of authorized shares of capital stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of a majority of stockholders entitled to vote voting together as a single class. As of October 31, 2017, we had outstanding 131,258,836 shares of our common stock and 325,000 shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Our common stockholders are not entitled to cumulative voting in the election of directors; consequently, the holders of a majority of the shares of common stock outstanding have the power to elect all of the directors then standing for election. Except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by the stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of preferred stock. Notwithstanding the foregoing, approval of the following two matters require the vote of holders of two-thirds of our outstanding capital stock entitled to vote in the election of directors: (i) amending, repealing, or adopting of by-laws by the stockholders and (ii) amending, repealing, or adopting any provision that is inconsistent with certain provisions of our certificate of incorporation. The holders of our common stock do not have any preemptive rights. There are no subscription, redemption, conversion, or sinking fund provisions with respect to our common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock that our Board of Directors may create, from time to time, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor if our Board of Directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our Board of Directors may determine. Upon the liquidation, dissolution, or winding-up of our Company, the holders of our common stock are entitled to receive their ratable share of the net assets of our Company available after payment of all debts and other liabilities, subject to the prior preferential rights and payment of liquidation preferences, if any, of any outstanding shares of preferred stock. The rights, preferences, and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our Board of Directors has the authority, subject to the limitations imposed by Delaware law, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the designations, powers, preferences, limitations, and rights of the shares of each series, including:

•	the number of shares constituting each series;

•	the voting powers;

•	terms of redemption provisions, including any restrictions on redemption while dividends are in arrears;

•	terms of, and conditions upon, dividends payable to holders;

•	rights and preferences upon liquidation, dissolution, or winding-up; and

•	conversion and exchange rights.

Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution, or winding-up before any payment is made to the holders of shares of our common stock.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Preferred Stock

On June 6, 2017, we filed a Certificate of Designation (the “Certificate”) with the Secretary of State of the State of Delaware, establishing the terms, rights, preferences, privileges, qualifications, restrictions, and limitations of a new series of preferred stock designated as the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”).

The Series A Preferred Stock ranks (i) senior, as to dividends and upon liquidation, dissolution, and winding-up, to the common stock of CIT and to any other class or series of capital stock of CIT now or hereafter authorized, issued, or outstanding that, by its terms, does not expressly provide that such class or series ranks pari passu with the Series A Preferred Stock or senior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up, as the case may be; (ii) on a parity, as to dividends and upon liquidation, dissolution, and winding-up, with any class or series of capital stock of CIT now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks pari passu with the Series A Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up, as the case may be; and (iii) junior, as to dividends and upon liquidation, dissolution, and winding-up, to any other class or series of capital stock of CIT now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks senior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up, as the case may be.

Under the terms of the Series A Preferred Stock, the ability of CIT to pay dividends on, make distributions with respect to, or to redeem, purchase, or acquire CIT’s common stock or any other stock ranking junior to or on a parity with the Series A Preferred Stock, is subject to restrictions in the event that CIT has not declared and either paid or set aside a sum sufficient for payment of full dividends on the Series A Preferred Stock for the most recently completed dividend period.

Holders of the Series A Preferred Stock are entitled to receive only when, as, and if declared by our Board of Directors or a duly authorized committee of the Board, on each dividend payment date, out of assets legally available for payment of dividends, non-cumulative cash dividends based on the liquidation preference at a rate equal to (i) 5.800% per annum for each dividend period from the original issue date of the shares of Series A Preferred Stock to, but excluding, June 15, 2022 and (ii) a floating rate per annum equal to three-month LIBOR as determined on the related dividend determination date plus a spread of 3.972% per annum for each dividend period from and after June 15, 2022. If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series A Preferred Stock semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2017 and ending on June 15, 2022 and, thereafter, quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, beginning on September 15, 2022.

The Series A Preferred Stock has a liquidation preference of $1,000.00 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Liquidating distributions will be made on the Series A Preferred Stock only to the extent CIT’s assets are available after satisfaction of all liabilities or obligations to creditors and subject to the rights of holders of any security ranking senior to the Series A Preferred Stock, and pro rata with any other shares of CIT’s capital stock ranking on a parity with the Series A Preferred Stock as to such distributions. After payment of the full amount of the liquidating distribution, holders of the Series A Preferred Stock are not entitled to any further participation in any distribution of CIT’s assets.

The Series A Preferred Stock has no stated maturity date, is not subject to any mandatory redemption, sinking fund, or other similar provisions, and will remain outstanding unless redeemed at CIT’s option. CIT may redeem the Series A Preferred Stock at its option, at a redemption price equal to $1,000.00 per share, plus any declared and unpaid dividends (without regard to any undeclared dividends), (i) in whole or in part, from time to time, on any dividend payment date on or after June 15, 2022, or (ii) in whole but not in part, within 90 days following the occurrence of a “regulatory capital treatment event” (as described in the Certificate). Any redemption of the Series A Preferred Stock is subject to prior approval of the Board of Governors of the Federal Reserve System or any successor appropriate federal banking agency. The Series A Preferred Stock has no preemptive or conversion rights.

The Series A Preferred Stock has no voting rights except with respect to (i) authorizing, increasing the authorized amount of, or issuing any capital stock ranking senior to the Series A Preferred Stock (or any securities convertible into or exchangeable for or evidencing the right to purchase any capital stock ranking senior to the Series A Preferred Stock), (ii) authorizing adverse changes in the terms of the Series A Preferred Stock, (iii) in the case of certain dividend nonpayments, electing directors, (iv) certain other fundamental corporate events, and (v) as otherwise required under applicable law.

Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation and Applicable Law

Certain provisions of our restated certificate of incorporation and Delaware law applicable to our business may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

For example, our restated certificate of incorporation prohibits stockholders from taking action by written consent. Also, to the extent that our stockholders seek to amend our amended and restated by-laws, our restated certificate of incorporation requires the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote on the matter.

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who together with affiliates and associates (i) owns 15% or more of a corporation’s voting stock or (ii) is an affiliate or associate of a corporation and was owner of 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, (a) shares owned by persons who are directors and officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or amended and restated by-laws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. An amendment to the certificate of incorporation or by-laws of a corporation in order to “opt out” of Section 203 will not be effective until 12 months after adoption of such amendment. The “opt out” of Section 203 will not apply to any business combination between such corporation and any person who became an interested stockholder of such corporation on or prior to the adoption of such amendment. A by-law amendment adopted in order to “opt out” of Section 203 may not be further amended by the board of directors. We have not elected to “opt out” of Section 203.

Exclusive Forum

Our amended and restated by-laws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our restated certificate of incorporation or amended and restated by-laws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

Limitation of Liability and Indemnification of Directors and Officers

Our restated certificate of incorporation includes provisions that limit the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors to the fullest extent permitted by the DGCL. Such limitation shall not apply, except to the extent permitted by the DGCL, (i) for liability under Section 174 of the DGCL, (ii) for any breach of the director’s duty of loyalty to us or our stockholders, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iv) for any transaction from which such director derived an improper personal benefit. These provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care unless permitted under the DGCL.

Our restated certificate of incorporation and our amended and restated by-laws provide for indemnification, to the fullest extent permitted by the DGCL, of any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or, at the request of the Company, serves or served as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or any other enterprise, against all expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such action, suit, or proceeding.

In addition, we have entered into indemnification agreements with each of our directors and officers pursuant to which we will agree to indemnify each such executive officer and director to the fullest extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stockholders Agreement

Concurrent with our entry into the Agreement and Plan of Merger to acquire OneWest, which was completed on August 3, 2015, we entered into a Stockholders Agreement with OneWest Holders, who collectively owned over 90% of OneWest’s common interests. Pursuant to the Stockholders Agreement, the OneWest Holders agreed not to, directly or indirectly, without the Company’s written consent, (i) form a “group” with other OneWest Holders with respect to any of our voting securities, (ii) otherwise act with other OneWest Holders to seek to control or influence our Board of Directors or management or policies, (iii) publicly disclose any intention or plan prohibited by or inconsistent with clauses (i) and (ii), (iv) transfer any shares of our common stock received in the merger for 90 days following the closing of the merger, subject to certain exceptions, (v) transfer more than half of each OneWest Holder’s shares of our common stock received in the merger for 180 days following the closing of the merger, subject to certain exceptions, or (vi) transfer any shares of our common stock received in the merger to a person or group who, to the knowledge of such OneWest Holder, would beneficially own 5% or more of the outstanding common stock following such transfer, subject to certain exceptions. The restrictions on each OneWest Holder remain in effect until such OneWest Holder owns 20% or less of the shares of our common stock received by such OneWest Holder in the merger.

Pursuant to the Stockholders Agreement, within 90 days following the closing of the merger, we were required to file one or more registration statements with the SEC covering the public resale of common stock beneficially owned by the OneWest Holders (the “registrable securities”). Following such 90th day after the closing of the merger, the OneWest Holders holding a majority of the then outstanding registrable securities became entitled to request that we effect an underwritten offering of the registrable securities (a “takedown request”). We will not be obligated to effect more than one takedown request. If we are no longer eligible to use an automatic shelf registration statement as defined in Rule 405 under the Securities Act following such 90th day after the closing of the merger, the OneWest Holders holding a majority of the then outstanding registrable securities may request that we file a registration statement and effect an underwritten offering of the registrable securities (a “demand registration”). We will not be obligated to effect more than one demand registration. In addition, following such 90th day after the closing of the merger, the OneWest Holders gained certain “piggyback” registration rights, pursuant to which they will be entitled to register the resale of its registrable securities alongside any offering of our common stock or other equity interests that we may undertake. The amount of securities we may offer may be subject to “cutback” in certain such registered offerings. These registration rights may be transferred by the OneWest Holders to any person or group to which transfer is permitted under the Stockholders Agreement. We will be responsible for the expenses associated with any sale under the agreement by the OneWest Holders, except for their legal fees and underwriting discounts, selling commissions, and transfer taxes applicable to such sale. We agreed to indemnify the OneWest Holders in connection with certain Securities Act and Exchange Act liabilities. The Stockholders Agreement will terminate at such time as no registrable securities remain outstanding.

Listing

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CIT”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is P.O. Box 43006, Providence, Rhode Island 02940.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock, or preferred stock. The warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. We will issue each series of warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount, and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price or prices at which the underlying securities purchasable upon exercise of the warrants may be purchased;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the date on and after which the warrants and the underlying securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. We urge you to read the applicable warrant certificate, the applicable warrant agreement, and any applicable prospectus supplement in their entirety.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning the senior debt securities, subordinated debt securities, common stock and preferred stock (together, the “Securities”) that we may offer. This section does not address the tax treatment of any warrants that we may offer. The tax treatment of such warrants will be discussed in an applicable prospectus supplement.

The discussion below is the opinion of Sullivan & Cromwell, LLP, counsel to the Company. It applies to you only if you acquire Securities in an initial offering and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Securities that are a hedge or that are hedged against interest rate risks,

•	a person that owns Securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells Securities as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings, and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You are a United States holder if, for United States federal income tax purposes, you are a beneficial owner of a Security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or a trust that has made a qualified election to be treated as a United States person.

You are a non-United States holder if, for U.S. federal income tax purposes, you are the beneficial owner of a Security and you are:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If an entity treated as a partnership for United States federal income tax purposes holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its own tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Please consult your own tax advisor concerning the consequences of owning these Securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Taxation of Debt Securities

This subsection deals only with debt securities denominated in U.S. dollars that provide interest payments at a single fixed rate, that are due to mature more than one year but 30 years or less from the date on which they are issued and are not “contingent payment debt instruments” for United States federal income tax purposes. In addition, this subsection does not deal with (i) debt securities that provide for any options or contingent payment; (ii) debt securities that are convertible into other securities of the Company and/or exchangeable for securities of the Company or other issuers; (iii) debt securities with respect to which less than the principal amount of the debt securities will be payable upon declaration of acceleration of the maturity of the debt securities; (iv) debt securities that provide for pre-issuance accrued interest; (v) debt securities that are issued upon the exercise of warrants; (vi) debt securities with respect to which any event of default is deleted, modified, or added; and (vii) Bearer Securities. The United States federal income tax consequences of owning debt securities that are excluded from the discussion herein will be discussed in the applicable prospectus supplement.

This subsection applies only to debt securities issued at a single offering price that will not exceed the principal amount of such debt securities. If you purchase debt securities at a price other than the offering price, the amortizable bond premium, acquisition premium, or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding, and disposing of the debt securities in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local, or foreign taxing jurisdiction.

United States Holders

This subsection describes certain U.S. federal income tax consequences to a United States holder (as defined above). If you are a non-United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General”, you will be taxed on any interest on your debt security as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for United States federal income tax purposes.

Original Issue Discount

General. A debt security is treated as being issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security would have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you would include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you would include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you would include in income is calculated using a constant-yield method, and generally you would include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you would include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you would allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you would increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, or de minimis original issue discount.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security would equal your cost,

•	the issue date of your debt security would be the date you acquired it, and

•	no payments on your debt security would be treated as payments of qualified stated interest.

You should consult your own tax advisor regarding the consequences of making this election.

Purchase, Sale, Retirement and Other Disposition of Debt Securities

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid stated interest (which will be treated as interest payments), and your adjusted tax basis in your debt security. Your tax basis in your debt security is generally the cost you paid for the debt security, increased by any OID included in your income. Such gain or loss will be capital gain or loss. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income (including any accrued OID) and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate, or trust, you are urged to consult your own tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Non-United States Holders

This subsection describes certain U.S. federal income and estate tax consequences to a non-United States holder (as defined above). If you are a United States holder, this subsection does not apply to you and you should refer to “—United States Holders” above.

Under United States federal income tax law, and subject to the discussions of FATCA withholding and backup withholding below, if you are a non-United States holder of a debt security:

•	we and other U.S. payors generally would not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest (including any OID) to you if, in the case of payments of interest:

(i)	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

(ii)	you are not a controlled foreign corporation that is related to the Company through stock ownership,

(iii)	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code, and

(iv)	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

(a)

you have furnished to the U.S. payor an Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

(b)

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

(c)	the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

1.

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

2.

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

3.	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary, or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

(d)	the U.S. payor receives a statement from a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

1.

certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

2.	to which is attached a copy of the IRS Form W-8BEN or W-8BEN-E or acceptable substitute form, or

(e)	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

•

in the case of payments of interest, if you cannot meet any of the requirements listed above, such interest payments will generally be subject to withholding of United States federal income tax at a rate of 30%, unless you provide us or our paying agent with a properly executed IRS Form W-8BEN or W-8BEN-E claiming an exemption from (or reduction in) withholding under an applicable income tax treaty or a properly executed IRS Form W-8ECI claiming that the interest is effectively connected with your conduct of a United States trade or business. Such “effectively connected” interest will be taxed as described below.

•

any gain that you realize on the sale or exchange of your debt security generally is not subject to U.S. federal income tax unless (i) you are an individual and are present in the United States for 183 or more days in the taxable year of the sale or exchange and certain other conditions exist, in which case any such gain (net of certain U.S. source losses) will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) or (ii) such gain is effectively connected with your conduct of a United States trade or business (which will be taxed as described below).

•

with respect to any interest or gain that is effectively connected with your conduct of a United States trade or business, you will be subject to United States federal income tax generally in the same manner as if you were a United States holder unless an applicable income tax treaty provides otherwise. In addition, if you are a foreign corporation that is engaged in a trade or business in the United States, you may be subject to a branch profits tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Federal Estate Taxes

A debt security held by an individual who at death is not a citizen or resident of the United States (as specifically defined for United States federal estate tax purposes) would not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote at the time of death and

•	the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

FATCA Withholding

A 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds, and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source interest and the gross proceeds from the sale or other disposition of debt securities that can produce U.S.-source interest. Payments of interest that you receive in respect of the debt securities if you are, or hold your debt securities through, a foreign financial institution or non-financial foreign entity generally will be subject to FATCA withholding unless (1) if you are, or hold your debt securities through, a foreign financial institution, such foreign financial institution (i) has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution), (ii) qualifies for an exception from the requirement to enter into such an agreement, or (iii) complies with the terms of an applicable intergovernmental agreement between the U.S. government and the jurisdiction in which such foreign financial institution operates and (2) if you are, or hold your debt securities through, a non-financial foreign entity, such entity has provided certain information regarding its direct and indirect U.S. owners. Payments of gross proceeds from a sale or other disposition of debt securities could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. Such intergovernmental agreements may provide different rules with respect to non-U.S. financial institutions. You should consult your own tax advisors regarding the relevant U.S. law, intergovernmental agreements, and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

In general, if you are a non-corporate United States holder, we and other payors are required to report to the IRS all payments of principal, any premium and interest (including accrual of any OID) on your debt security. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding would apply to any payments if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a non-United States holder, we and other payors are required to report payments of interest (including any OID) on your debt securities on IRS Form 1042-S. Payments of principal, premium, or interest made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “—Non-United States Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale (including a retirement or redemption) of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale (including a retirement or redemption) effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States, or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

Taxation of Common Stock and Preferred Stock

This subsection summarizes certain United States federal income and estate tax consequences of the ownership and disposition of common stock and preferred stock (together, “Stock”).

This subsection does not address (i) preferred stock that is convertible into, or exchangeable for, common stock of the Company; (ii) preferred stock that can be redeemed for an amount less than or in excess of the issue price of the preferred stock; or (iii) preferred stock that provides for a dividend rate other than a single fixed dividend rate. The United States federal income tax consequences of owning such Stock will be discussed in the applicable prospectus supplement.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding, and disposing of Stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder (as defined above). If you are non-United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Distributions Made with Respect to Stock

In general, if distributions are made with respect to Stock, the distributions will be treated as dividends to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of our current and accumulated earnings and profits will be treated first as a nontaxable return of capital reducing your tax basis in your Stock, and thereafter as capital gain, the tax treatment of which is discussed below under “—Sale, Exchange, or Redemption of Stock.” For purposes of the remainder of the discussion in this subsection, it is assumed that dividends paid on Stock will constitute dividends for United States federal income tax purposes.

If you are a corporation, subject to the discussion below under “—Limitations on Dividends-Received Deduction,” dividends that you receive on your Stock will generally be eligible for a 70% dividends-received deduction under the Code, if you will have held such shares, within the meaning of the second subsequent paragraph, for at least 46 days during the 91-day period beginning on the date which is 45 days before the date on which such shares became ex-dividend with respect to such dividend, or, if the dividend is in respect of preferred stock and is attributable to a period or periods aggregating over 366 days, you will have held such Stock, within the meaning of the next paragraph, for at least 91 days during the 181-day period beginning 90 days before the ex-dividend rate.

Under current law, if you are an individual or other non-corporate United States holder, dividends that you receive on your Stock will generally be subject to reduced rates of taxation, if (i) you do not elect to treat the dividends as “investment income,” which may be offset by investment expense and (ii) you will have held such Stock, within the meaning of the next paragraph, for at least 61 days during the 121-day period beginning on the date which is 60 days before the date on which such Stock become ex-dividend with respect to such dividend or, if the dividend is in respect of preferred stock and is attributable to a period or periods aggregating over 366 days, you will have held such Stock, within the meaning of the next paragraph, for at least 91 days during the 181-day period beginning 90 days before the ex-dividend date.

In general, for purposes of meeting the holding period requirements for both the dividends-received deduction and the reduced tax rates on dividends described above, you may not count towards your holding period any period in which you (a) have the option to sell, are under a contractual obligation to sell, or have made (and not closed) a short sale of your Stock or substantially identical stock or securities, (b) are the grantor of an option to buy such Stock or substantially identical stock or securities, or (c) otherwise have diminished your risk of loss by holding one or more other positions with respect to substantially similar or related property. In general, a taxpayer has diminished its risk of loss on stock by holding a position in substantially similar or related property if the taxpayer is the beneficiary of a guarantee, surety agreement, or similar arrangement that provides for payments that will substantially offset decreases in the fair market value of the stock. In addition, the dividends-received deduction, as well as the reduced maximum tax rate on dividends, are disallowed if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You are advised to consult your own tax advisor regarding the implications of these rules in light of your particular circumstances.

Limitations on Dividends-Received Deduction

If you are a corporation, you may not be entitled to take the 70% dividends-received deduction in all circumstances and, even if you are so entitled, you may be subject to special rules in respect of your ownership of Stock. Prospective corporate investors in Stock should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as the Stock; and

•

Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” that is eligible for the dividends-received deduction.

Sale, Exchange, or Redemption of Stock

A sale, exchange, or other disposition of your Stock will generally result in gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the Stock, which will generally equal your purchase price of the Stock, subject to reduction (if applicable) as described under the caption “—Distributions Made with Respect to Stock” above. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for Stock exceeds one year. Long-term capital gain recognized by a non-corporate U.S. holder is generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

A redemption of the Stock for cash will be treated as a sale or exchange, taxable as described in the preceding paragraph, if (i) the redemption is “not essentially equivalent to a dividend,” (ii) “substantially disproportionate” with respect to you, (iii) “in complete redemption” of your interest in the Stock, or, (iv) in the case of non-corporate United States holders, “in partial liquidation” of the Company, each of the above within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of Stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account. If none of the above standards is satisfied, then a payment in redemption of Stock will be treated as a distribution subject to the tax treatment described above under “—Distributions Made with Respect to Stock.”

You are strongly encouraged to consult your own tax advisor regarding the characterization of a redemption payment under the rules described in this subsection and the consequences of such characterization to you.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its dividend income and its net gains from the disposition of Stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate, or trust, you are urged to consult your own tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Stock.

Non-United States Holders

This subsection describes the tax consequences to a non-United States holder (as defined above). If you are a United States holder, this subsection does not apply to you and you should refer to “—United States Holders” above.

Distributions Made with Respect to Stock

Except as described below, if you are a non-United States holder of Stock, distributions made to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on distributions to you, unless you have furnished to us or another payor:

•

a valid IRS Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under an applicable income tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If distributions made to you are “effectively connected” with your conduct of a trade or business within the United States, unless an applicable income tax treaty applies, we and other payors generally are not required to withhold tax from such distributions, provided that you have furnished us or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

If an income tax treaty applies to distributions received by you and it is determined that any “effectively connected” distribution is not attributable to any permanent establishment, U.S. federal withholding tax may nevertheless apply depending on your circumstances. You are urged to consult your own tax advisor regarding this treatment.

“Effectively connected” distributions are taxed at rates applicable to United States citizens, resident aliens and United States corporations.

If you are a corporate non-United States holder, “effectively connected” distributions that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an applicable income tax treaty that provides for a lower rate.

Sale, Exchange, or Redemption of Stock

If you are a non-United States holder, you generally will not be subject to United States federal income tax on gain that you recognize on a sale or exchange of your Stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, in which case such gain will be taxed as described below,

•

you are an individual, you hold your Stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist (in which case any such gain (net of certain U.S. source losses) will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty)), or

•

we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the class of Stock that you are selling or exchanging (assuming such Stock is treated as regularly traded on an established securities market for federal income tax purposes) and you are not eligible for any treaty exemption.

If you are a corporate non-United States holder, “effectively connected” gains that you recognize will be subject to United States federal income tax generally in the same manner as if you were a United States holder unless an applicable income tax treaty provides otherwise. Such gain may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Federal Estate Taxes

Stock held by an individual who is not a citizen or resident of the United States (as specifically defined for United States federal estate tax purposes) at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

FATCA Withholding

A 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. Payments of dividends that you receive in respect of the Stock if you are, or hold your stock through, a foreign financial institution or non-financial foreign entity generally will be subject to FATCA withholding unless (1) if you are, or hold your stock through, a foreign financial institution, such foreign financial institution (i) has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution), (ii) qualifies for an exception from the requirement to enter into such an agreement, or (iii) complies with the terms of an applicable intergovernmental agreement between the U.S. government and the jurisdiction in which such foreign financial institution operates and, (2) if you are, or hold your stock through, a non-financial foreign entity, such entity has provided certain information regarding its direct and indirect U.S. owners. Payments of gross proceeds from a sale or other disposition of the Stock could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. Such intergovernmental agreements may provide different rules with respect to non-U.S. financial institutions. You should consult your own tax advisors regarding the relevant U.S. law, the intergovernmental agreements and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

If you are a non-corporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you, and to the payment of proceeds to you from the sale of Stock effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you fail to provide an accurate taxpayer identification number on an applicable Form W-8 or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a non-United States holder, we and other payors are required to report payments of dividends on your Stock on IRS Form 1042-S. In addition, payment of the proceeds from the sale of the Stock effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form, or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of the Stock effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States, or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

Pending United States Tax Legislation

On November 16, 2017, the United States House of Representatives passed the Tax Cuts and Jobs Act. On December 1, 2017, the United States Senate passed a bill under the same title. While these two bills differ in certain respects, both bills contain provisions that would fundamentally change the U.S. federal income tax laws. For example, the bills would lower U.S. federal income tax rates for individuals and corporations and limit certain federal income tax benefits, including reduction of dividends received deductions. Prospective investors should consult their own tax advisors regarding potential changes in tax laws, including any adverse tax consequences arising from the provisions of the bills.

PLAN OF DISTRIBUTION

We may offer and sell the securities covered by this prospectus, and certain Selling Securityholders may sell common stock, in any of the following three ways (or in any combination) from time to time in one or more transactions:

•	through underwriters, dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters, or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm, or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or pricing supplement and will include, among other things:

•	the type of and terms of the securities offered;

•	the price of the securities;

•	the net proceeds to be received by us or by any Selling Securityholders from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the names of any underwriters, dealers, remarketing firms, or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees, or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement or pricing supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or pricing supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as agents for us or the Selling Securityholders, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the Selling Securityholders and its compensation will be described in the applicable prospectus supplement or pricing supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or the Selling Securityholders or through agents designated by us or the Selling Securityholders from time to time. In the case of securities sold directly by us or the Selling Securityholders, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us or the Selling Securityholders to such agents, will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We and certain Selling Securityholders may authorize agents, underwriters, or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us or the Selling Securityholders at the public offering price set forth in the applicable prospectus supplement or pricing supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement or pricing supplement, and the applicable prospectus supplement or pricing supplement will set forth the commission payable for solicitation of these delayed delivery contracts.

Agents, dealers, underwriters, and remarketing firms may be entitled, under agreements entered into by us and the Selling Securityholders, to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters, and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus will be new issues with no established trading market, other than our common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any of the securities on one or more exchanges, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Underwriters, dealers, and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We make no representations or predictions as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we make no representations that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

A Selling Securityholder, if any, may use this prospectus in connection with resales of shares of our common stock. The applicable prospectus supplement will identify the Selling Securityholder, the terms of the securities being offered and sold, and any other necessary information. Any Selling Securityholder may be deemed to be an underwriter in connection with the securities they resell and any profits on such sales may be deemed to be underwriting discounts and commissions under the Securities Act. A Selling Securityholder will receive all the proceeds from the sale of the securities being sold by them pursuant to this prospectus. We will not receive any proceeds from any sales by a Selling Securityholder.

BOOK-ENTRY PROCEDURES FOR DEBT SECURITIES

In this section we describe special considerations that will apply to registered debt securities issued in global, that is book-entry, form.

Global Securities

CIT may issue the global securities in either registered or bearer form, in either temporary or permanent form. Unless the prospectus supplement specifies otherwise, debt securities, when issued, will be represented by a permanent global security or securities, and each permanent global security will be deposited with, or on behalf of, The Depository Trust Company, which we refer to as the “Depositary,” and registered in the name of a nominee of the Depositary. Investors may elect to hold interests in the global securities through either the Depositary (in the United States), or Clearstream or Euroclear (outside of the United States), if they are participants of those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (in those capacities, the “U.S. Depositaries”), which in turn will hold the interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Except under the limited circumstances described below, permanent global securities will not be exchangeable for securities in definitive form and will not otherwise be issuable in definitive form.

Ownership of beneficial interests in a permanent global security will be limited to institutions that have accounts with the Depositary or its nominee (each a “participant”) or persons who may hold interests through participants. In addition, ownership of beneficial interests by participants in such permanent global security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for that permanent global security. Ownership of beneficial interests in such permanent global security by persons who hold through participants will be evidenced only by, and the transfer of that ownership interest within the participant will be effected only through, records maintained by that participant. The Depositary has no knowledge of the actual beneficial owners of securities. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer your beneficial interests in that permanent global security.

CIT has been advised by the Depositary that upon the issuance of a permanent global security and the deposit of that permanent global security with the Depositary, the Depositary will immediately credit on its book-entry registration and transfer system the respective principal amounts represented by that permanent global security to the accounts of participants.

The paying agent will make all payments on securities represented by a permanent global security registered in the name of or held by the Depositary or its nominee to the Depositary or its nominee, as the case may be, as the registered owner and holder of the permanent global security representing the securities. The Depositary has advised CIT that upon receipt of any payment of principal of, or premium, if any, or interest, if any, on a permanent global security, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that permanent global security as shown in the records of the Depositary or its nominee. We expect that payments by participants to owners of beneficial interests in a permanent global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” (i.e., the name of a securities broker or dealer), and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of CIT, any Trustee, any agent of CIT, or any agent of a Trustee will be responsible or liable for any aspect of the records relating to or payments made on account of beneficial interests in a permanent global security or for maintaining, supervising, or reviewing any of the records relating to such beneficial interests.

A permanent global security is exchangeable for definitive securities registered in the name of, and a transfer of a permanent global security may be registered to, any person other than the Depositary or its nominee, only if:

•

the Depositary notifies us that it is unwilling or unable to continue as Depositary for that permanent global security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and CIT does not appoint a successor Depositary within 90 days;

•	CIT, in its discretion, determines that the permanent global security will be exchangeable for definitive securities in registered form; or

•

an event of default under the indenture shall have occurred and be continuing, as described in the prospectus, and CIT, the Trustee, or the applicable registrar and paying agent notifies the Depositary that the permanent global security will be exchangeable for definitive securities in registered form.

Any permanent global security which is exchangeable will be exchangeable in whole for definitive securities in registered form, of like tenor and of an equal aggregate principal amount as the permanent global security, in denominations of $1,000 and integral multiples thereof. Those definitive securities will be registered in the name or names of such person or persons as the Depositary shall instruct such trustee. CIT expects that those instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the permanent global security.

In the event definitive securities are issued, you may transfer the definitive securities by presenting them for registration to the registrar at its New York office. If you transfer less than all of your definitive securities, you will receive a definitive security or securities representing the retained amount from the registrar at its New York office within 30 days of presentation for transfer. Definitive securities presented for registration must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to CIT or the Trustee for the securities, duly executed by the holder or his attorney duly authorized in writing. You can obtain a form of written instrument of transfer from the registrar for the securities at its New York office. CIT may require you to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive securities, but otherwise transfers will be without charge. If CIT issues definitive securities,

•	principal of and interest on the securities will be payable in the manner described below;

•	the transfer of the securities will be registrable; and

•	the securities will be exchangeable for securities bearing identical terms and provisions.

If CIT issues definitive securities, CIT will do so at the office of the paying agent, including any successor paying agent and registrar for the securities.

CIT may pay interest on definitive securities, other than interest at maturity or upon redemption, by mailing a check to the address of the person entitled to the interest as it appears on the security register at the close of business on the regular record date corresponding to the relevant interest payment date. The term “record date,” as used in this prospectus, means the close of business on the fifteenth day preceding any interest payment date.

Notwithstanding the foregoing, the Depositary, as holder of the securities, or a holder of more than $1 million in aggregate principal amount of securities in definitive form, may require a paying agent to make payments of interest, other than interest due at maturity or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder in the United States, by sending appropriate wire transfer instructions. Such paying agent must receive these instructions not less than ten days prior to the applicable interest payment date.

A paying agent will pay the principal and interest payable at maturity or upon redemption by wire transfer of immediately available funds received from CIT against presentation of the related security at the office of the paying agent.

Except as provided above, owners of beneficial interests in a permanent global security will not be entitled to receive physical delivery of securities in definitive form and will not be considered the holders of the securities for any purpose under the indenture, and no permanent global security will be exchangeable, except for another permanent global security of like denomination and tenor to be registered in the name of the Depositary or its nominee. As a result, each person owning a beneficial interest in a permanent global security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

CIT understands that, under existing industry practices, in the event that CIT requests any action of holders, or an owner of a beneficial interest in a permanent global security desires to give or take any action which a holder is entitled to give or take under the indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take this action, and the participants would authorize beneficial owners owning through participants to give or take this action or would otherwise act upon the instructions of beneficial owners owning through them.

Where any debt securities of any series are issued in bearer form, the restrictions and considerations applicable to such debt securities and with respect to the payment, transfer, and exchange of such debt securities will be described in the related prospectus supplement.

The Depository Trust Company. The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. The Depositary facilitates the post-trade settlement among its participants (“Direct Participants”) of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depositary is a wholly-owned subsidiary of The Depositary Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for the Depositary, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the Depositary system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to the Depositary and its Participants are on file with the SEC.

CIT believes that the sources from which the information in this section and elsewhere in this prospectus concerning the Depositary and the Depositary’s system has been obtained are reliable, but CIT takes no responsibility for the accuracy of the information.

Clearstream. Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

CIT believes that the sources from which the information in this section and elsewhere in this prospectus concerning Clearstream and Clearstream’s system has been obtained are reliable, but CIT takes no responsibility for the accuracy of the information.

Euroclear. Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

CIT believes that the sources from which the information in this section and elsewhere in this prospectus concerning Euroclear, the Euroclear Operator, the Cooperative, and Euroclear’s system has been obtained are reliable, but CIT takes no responsibility for the accuracy of the information.

Global Clearance and Settlement Procedures

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between participants in the Depositary will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary, on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other hand, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets the settlement requirements, the relevant European international clearing system will deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depositary and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant in the Depositary will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream

Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a participant in the Depositary will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream, and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream, and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

BENEFIT PLAN INVESTOR CONSIDERATIONS

For a discussion of considerations for certain benefit plan and similar investors subject to the Employment Retirement Income Security Act of 1974, as amended, or similar laws, see “Benefit Plan Investor Considerations” in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale of shares of our common stock by the OneWest Holders pursuant to the Stockholders Agreement. In certain circumstances, the OneWest Holders are entitled to transfer their rights with respect to registration of such common stock, in which case this prospectus may also relate to resales by the transferee of such rights. In this prospectus, we refer to the OneWest Holders and any such permitted transferee who offers or sells securities hereunder as a “Selling Securityholder.” See “Description of Capital Stock—Stockholders Agreement.” Where applicable, information regarding the amounts of securities being offered by a Selling Securityholder and the amounts beneficially owned by a Selling Securityholder after the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

The applicable prospectus supplement will also disclose whether any of the Selling Securityholders has held any position or office or had any other material relationship with us during the three years prior to the date of the prospectus supplement.

VALIDITY OF SECURITIES

Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and certain legal matters will be passed upon for the agents, underwriters, and dealers by Cahill Gordon & Reindel LLP, New York, New York. In addition, the validity of the securities offered by this prospectus may also be passed upon for us by Stuart Alderoty, Executive Vice President, General Counsel, and Corporate Secretary of CIT, or another attorney employed within the CIT Law Department. Mr. Alderoty is regularly employed by CIT, may participate in CIT benefit or compensation plans under which he may receive restricted stock awards which settle in common stock and currently beneficially owns less than one percent of the outstanding shares of common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$1,000,000,000

CIT Group Inc.

$500,000,000 4.125% Senior Unsecured Notes due 2021
$500,000,000 5.250% Senior Unsecured Notes due 2025

PROSPECTUS SUPPLEMENT
March 6, 2018

Joint Book-Running Managers

BofA Merrill Lynch	Barclays	Credit Suisse	Deutsche Bank Securities

Co-Managers

CIT Capital Securities	Citigroup	Credit Agricole CIB	J.P. Morgan	Morgan Stanley